WNC HOUSING TAX CREDIT FUND VI, L.P.,
                                    SERIES 8
                                [GRAPHIC OMITTED]
                         Supplement Dated June 4, 2001
                      To Prospectus Dated September 3, 1999

     This supplement is part of, and should be read in conjunction with, the prospectus of WNC Housing Tax Credit Fund VI, L.P., Series 8 dated September 3, 1999, and the single-page supplement to prospectus dated November 7, 2000. The single-page supplement dated November 7, 2000 is not for use in all states. All other supplements are superseded.

TABLE OF CONTENTS
                                                                            Page

Termination of Series 7 Offering...............................................1
Status of Series 8 Offering....................................................1
Local Limited Partnership Investments..........................................1
Privacy Notice.................................................................5
Management.....................................................................5
Federal Income Tax Considerations..............................................6
Prior Performance Summary......................................................7
Experts.......................................................................16
Financial Statements........................................................FS-i
Prior Performance Tables.....................................................A-1

TERMINATION OF SERIES 7 OFFERING

     Series 7 has completed its offering of Units.

STATUS OF SERIES 8 OFFERING

     Series 8 commenced its offering of a minimum of 1,400 Units and a maximum of 25,000 Units on November 7, 2000. Series 8 Units are being offered on the terms set forth in the prospectus. Series 8 received and accepted subscriptions for the minimum number of Units on February 5, 2001. As of the date hereof, Series 8 has received and accepted subscriptions in the amount of $4,943,984 (4,944 Units). Of the total, $159,990 currently is represented by investor promissory notes.

LOCAL LIMITED PARTNERSHIP INVESTMENTS

     Series 8 has identified for acquisition or acquired interests in:

  o    Butler Plaza Apts., II L.P., a Missouri limited partnership;
  o    505 West Main Limited Partnership, a South Dakota limited partnership;
  o    Lawndale Apartments Limited Partnership, an Illinois limited partnership;
  o    TCM Haven, Ltd., a Texas limited partnership; and
  o    United Development Corp. LP 98.0, a Tennessee limited partnership.

These entities are referred to herein as local limited partnerships.

  o  Butler owns the Butler Plaza Apartments in Butler, Missouri;
  o  505 West Main owns the Town Square Apartments II in Vermillion,
     South Dakota;
  o  Lawndale owns the Lawndale Apartments in Chicago, Illinois;
  o  TCM owns the Haven Apartments in College Station, Texas; and
  o United owns the Seniors First single family houses located in Memphis, Tennessee.

         WNC & Associates, Inc. believes that Series 8 is reasonably likely to acquire or retain an interest in the local limited partnerships identified herein. However, Series 8 may not do so as a result of one or more factors. For example, a local limited partnership identified herein may fail to satisfy one or more conditions precedent to the investment of Series 8. Series 8 may fail to raise additional capital necessary to complete the purchase of the local limited partnerships. Moreover, the terms of an acquisition may differ from those as described. Accordingly, investors should not rely on the ability of Series 8 to acquire or retain an investment in the local limited partnerships identified herein on the indicated terms in deciding whether to invest in Series 8.

         The following tables contain information concerning the local limited partnerships identified herein and their respective properties:

----------------------------------------------------------------------------------------------------------------------
                                         ACTUAL OR
                                         ESTIMATED    ESTIMATED                              PERMANENT
              PROJECT                    CONSTRUC-    DEVELOPMENT                            MORTGAGE
LOCAL         NAME AND                   TION         COST         NUMBER OF     BASIC       LOAN         ANTICIPATED
LIMITED       NUMBER        LOCATION     COMPLETION   (INCLUDING   APARTMENT     MONTHLY     PRINCIPAL    TAX CREDITS
PARTNERSHIP   OF BUILDINGS  OF PROPERTY  DATE         LAND COST)   UNITS         RENTS       AMOUNT       (1)
------------- ------------- ------------ ------------ ------------ ------------- ----------- ------------ ------------
BUTLER        Butler Plaza  Butler       January      $1,522,500   16 2BR Units  $310        $321,063     $1,230,750
              Apartments    (Bates       2002                      4  3BR Units  $360        MHDC (2)
                            County),
              5 buildings   Missouri
------------- ------------- ------------ ------------ ------------ ------------- ----------- ------------ ------------
505 WEST      Town Square   Vermillion   June 2001    $1,639,600   30 1BR Units  $337        $440,000     $1,592,630
MAIN          Apartments    (Clay                                                            SNB (4)
              II            County),
                            South
              1 building(3) Dakota
------------- ------------- ------------ ------------ ------------ ------------- ----------- ------------ ------------
LAWNDALE      Lawndale      Chicago      March 2002  $1,877,000    9 2BR Units   $340-$675   $750,000     $1,597,870
              Apartments    (Cook                                  7 3BR Units   $430-$705   IHDA (6)
                            County),                               2 4BR Units   $835
              1 building(5) Illinois
------------- ------------- ------------ ------------ ------------ ------------- ----------- ------------ ------------
TCM           The Haven     College      February    $1,533,350    20 1BR Units  $408-$490   $325,966     $1.503.530
              Apartments    Station      2002                      4 2BR Units   $490-$588   FNB (7)
                            (Brazos
              2 buildings   County),
                            Texas
------------- ------------- ------------ ------------ ------------ ------------- ----------- ------------ ------------
UNITED        Seniors       Memphis      June 2002   $5,383,000    101 3BR       $522-$600   $1,883,002   $4,614,400
              First         (Shelby                                Homes                     STB (9)
              Homes         County),
                            Tennessee
              101 homes(8)
------------- ------------- ------------ ------------ ------------ ------------- ----------- ------------ ------------

1. Low income housing tax credits are available over a 10-year period. In the first credit year, Series 8 will receive only that percentage of the annual credit which corresponds to the number of months during which Series 8 was a limited partner of the local limited partnership, and during which the apartment complex was completed and in service. See the discussion under "The Low Income Housing Tax Credit - Utilization of the Low Income Housing Tax Credit" in the prospectus.

2. Missouri Housing Development Commission will provide the mortgage loan for a term of 30 years at an annual interest rate of 1%. Principal and interest will be payable monthly based on a 30-year amortization schedule.

3.   This apartment complex is designed for senior citizens.

4. Security National Bank will provide the mortgage loan for a term of 15 years at an annual interest rate of 8.75%. Principal and interest will be payable monthly based on a 30-year amortization schedule. Outstanding principal will be due upon maturity of the loan.

5.   This is a rehabilitation property.

                                       2

6. Illinois Housing Development Authority will provide the mortgage loan for a term of 30 years at an annual interest rate of 3%. Principal and interest will be payable monthly based on a 30-year amortization schedule.

7. First National Bank will provide the mortgage loan for a term of 15 years at an annual interest rate of 9%. Principal and interest will be payable monthly based on a 30-year amortization schedule. Outstanding principal will be due upon maturity of the loan.

8. This property is designed for senior citizens and families. The homes are interspersed throughout Memphis.

9. Southern Trust Bank will provide the first mortgage loan for a term of 30 years at an annual interest rate equal to 3.5% plus the yield on U.S. Treasury obligations maturing closest to the date which is 15 years after the loan commencement date. Principal and interest will be payable monthly based on a 30-year amortization schedule.

Butler, Missouri is the county seat of Bates County. It is located on U.S. Highway 71 near the western border of the state. It is approximately 50 miles south of Kansas City. The population of Bates County is approximately 16,500. The major employers for Butler residents are Thorpe Manufacturing (display fixtures), Tiona (trucking), and Walmart.

Vermillion (505 West Main): Vermillion is the county seat of Clay County, South Dakota and is located near Interstate Highway 29 in the southeast corner of the state. It is approximately 50 miles south of Sioux Falls. The population of the market area is approximately 21,000. The major employers for Vermillion residents are University of South Dakota, Gateway 2000, and the Vermillion public schools.

Chicago (Lawndale): Chicago is in Cook County, Illinois on Lake Michigan at the intersection of Interstate Highways 55, 90/94 and 290. The population of Cook County is approximately 6,000,000.

College Station (TCM): College Station is in Brazos County, Texas at the intersection of US Highway 190 and State Highway 6, approximately 80 miles northeast of Austin. The market area population is approximately 109,000. The major employers for College Station residents are Texas A&M University, Bryan Independent School District, and St. Joseph Regional Hospital.

Memphis   (United):   Memphis  is  in  Shelby  County,   Tennessee  at  the
intersection of Interstate Highways 40 and 55. The population is approximately 610,000. Some of the major employers for Memphis residents are Federal Express Corporation, the U.S. Government, and the Memphis City Board of Education.

----------------------------------------------------------------------------------------------------------------------
                                          LOCAL                               SHARING RATIOS:
LOCAL           LOCAL                     GENERAL        SHARING              ALLOCATIONS (4) AND
LIMITED         GENERAL      PROPERTY     PARTNER        RATIOS:              SALE OR REFINANCING  SERIES 8's CAPITAL
PARTNERSHIP     PARTNER(S)   MANAGER (1)  FEES (2)       CASH FLOW (3)        PROCEEDS (5)         CONTRIBUTION (6)
--------------- ------------ ------------ -------------- -------------------- -------------------- -------------------
BUTLER           MBL         Invesco      $180,000       Series 8: $500        99.98/.01/.005/      $891,030
                 Develop-    Properties,                 LGP: 70% of the       .005
                 ment        Inc. (8)                    balance               50/50
                 Co. (7)                                 The balance: 15/85
--------------- ------------ ------------ -------------- -------------------- -------------------- -------------------
500 WEST MAIN    Lewis F.    Oakleaf      $171,500       Series 8:             99.98/.01/.01        $1,178,554
                 Weinberg    Real Estate                 Greater of            50/50
                 (8)         Management                  $1,000 or 15%
                             (10)                        LGP: 70% of the
                 Weinberg                                balance
                 Investments,                            The balance: 30/70
                 Inc. (8)

                 Sioux Falls
                 Environmental
                 Access, Inc.
                 (9)
--------------- ------------ ------------ -------------- -------------------- -------------------- -------------------
LAWNDALE         John W.     Safeway IC   $83,200        Series 8: $1,000,     99.98/.01/.01        $1,182,300
                 Bonds, Jr.  Management                  adjusted annually     50/50
                 (11)        (12)                        by the CPI
                                                         LGP: 70% of the
                                                         balance
                                                         The balance: 30/70
--------------- ------------ ------------ -------------- -------------------- -------------------- -------------------
TCM              Twin City   Cambridge    $175,350       Series 8: $1,000      99.98/.01/.01        $1,165,120
                 Mission     Interests,                  adjusted annually     30/70
                 Housing     Inc. (14)                   by the CPI
                 Services,                               LGP: 70% of the
                 Inc. (13)                               balance
                                                         The balance: 20/80
--------------- ------------ ------------ -------------- -------------------- -------------------- -------------------

                                       3

----------------------------------------------------------------------------------------------------------------------
                                          LOCAL                               SHARING RATIOS:
LOCAL           LOCAL                     GENERAL        SHARING              ALLOCATIONS (4) AND
LIMITED         GENERAL      PROPERTY     PARTNER        RATIOS:              SALE OR REFINANCING  SERIES 8's CAPITAL
PARTNERSHIP     PARTNER(S)   MANAGER (1)  FEES (2)       CASH FLOW (3)        PROCEEDS (5)         CONTRIBUTION (6)
--------------- ------------ ------------ -------------- -------------------- -------------------- -------------------
UNITED          Harold E.    Buehler      $420,360       WNC: Greater of       99.98/.01/.01       $3,483,524
                Buehler,     Enterprises,                $10,000 or 15%        20/80
                Sr. and      Inc. (16)                   LGP: 70% of
                Jo Ellen                                 the balance
                Buehler (15)                             The balance: 10/90
--------------- ------------ ------------ -------------- -------------------- -------------------- -------------------

1. Each local limited partnership will employ either its local general partner(s) or an affiliate of its local general partner(s), or a third party, as a property manager for leasing and management of the apartment complex. The fee payable generally is determined pursuant to market conditions.

2. Each local limited partnership will pay its local general partner(s) or an affiliate of its local general partner(s) fees for various services, including organization, development, land acquisition, syndication, incentive management and the like.

3. Reflects the amount of the net cash flow from operations, if any, to be distributed to Series 8 and the local general partner(s) of each local limited partnership for each year of operations. Net cash flow generally is equal to the excess of revenues over expenses, including the property manager's fee.

4. Subject to certain special allocations, reflects the respective percentage interests in profits, losses and low income housing tax credits of
     (i) Series 8, (ii) WNC Housing, L.P., an affiliate of WNC & Associates, Inc. which is the special limited partner, and (iii) the local general partner(s) and, in the case of Butler, the original limited partner.

5. Reflects the percentage interests in any net cash proceeds from sale or refinancing of the apartment complex of (i) Series 8, and (ii) the local general partner(s). Net cash proceeds from sale or refinancing of the apartment complex is equal to the sale proceeds less payment of the mortgage loan and other local limited partnership obligations.

6. Series 8 normally will make its capital contributions to a local limited partnership in stages, with each contribution due when certain conditions regarding construction or operations of the apartment complex have been fulfilled. In the case of a completed apartment complex, Series 8 may pay its capital contributions in full at the time of its acquisition of the local limited partnership. Series 8 expects to negotiate adjuster provisions providing for a reduction in the capital contributions in the event the tax credits are less than originally anticipated. See "Investment Policies" and "Terms of the Local Limited Partnership Agreements" under "Investment Objectives and Policies" in the prospectus.

7. D. Kim Lingle is the president and owner of MBL Development Co., which has the primary goal of developing and constructing affordable housing. Mr. Lingle has a background in banking and development. MBL Development Co. has represented to Series 8 that its total shareholder's equity was in excess of $650,000 as of December 31, 2000. Construction completion and operating deficit guarantees are being provided by Mr. Lingle. Mr. Lingle, age 44, has represented to Series 8 that he had a net worth in excess of $2,500,000 as of March 31, 2001.

8. Invesco Properties, Inc. was formed in May 1998 by D. Kim Lingle. Currently, Invesco Properties, Inc. manages seven properties consisting of 250 units in Missouri and Iowa, all of which are low income housing tax credit properties.

9. Lewis F. Weinberg is president of Weinberg Investments, Inc. Since 1970, Weinberg Investments, Inc. has developed 20 affordable housing properties. Mr. Weinberg, age 58, has represented to Series 8 that he had a net worth in excess of $3,500,000 as of May 31, 2000.

10. Sioux Falls Environmental Access, Inc. is a South Dakota non-profit corporation which was formed in 1975. It has developed one affordable housing property.

11. Weinberg Investments, Inc. is the majority owner of Oakleaf Real Estate Management, a South Dakota corporation, which currently manages 15 affordable housing properties consisting of 568 units.

                                       4

12. John W. Bonds, Jr. has eight years of development experience. He has developed four properties, three of which are affordable housing properties, and two of which are receiving tax credits. Mr. Bonds, age 41, has represented to Series 8 that he had a net worth in excess of $1,500,000 as of December 31, 2000.

13. Safeway IC Management currently manages five properties totaling 84 units. Four of these properties consisting of 78 units are receiving tax credits. Safeway IC Management has been in the property management business for ten years and has six years of experience in managing tax credit properties.

14. Twin City Mission Housing Services, Inc. is a new corporation owned by Twin City Mission, Inc., a Texas non-profit organization formed in 1974.
     Twin City Mission Housing Services, Inc. has a nominal net worth. Emanuel H. Glockzin, Jr., the consultant for the apartment complex, will be providing the operating deficit, construction completion, and tax credit guarantees. Mr. Glockzin has developed in excess of 44 multi-family developments and has more than 17 years of experience developing affordable housing. Mr. Glockzin, age 52, has represented to Series 8 that he had a net worth in excess of $13,000,000 as of September 30, 2000.

15. Cambridge Interests, Inc. is a Texas corporation which was formed in 1996. Emanuel H. Glockzin, Jr. is the president of Cambridge Interests, Inc. Currently, Cambridge Interests, Inc. manages three apartment complexes, two of which are receiving tax credits. These tax credit apartment complexes consist of 166 units.

16. Harold E. Buehler, Sr. and Jo Ellen Buehler, both age 51, have represented to Series 8 that they had a net worth in excess of $13,000,000 as of March 1, 2000.

17. Buehler Enterprises, Inc. is a Tennessee corporation which was formed in 1984 by Harold E. Buehler, Sr. Buehler Enterprises, Inc. currently manages approximately 200 units consisting primarily of single-family homes and duplexes in Memphis.

PRIVACY NOTICE

     SEC Regulation S-P requires that financial institutions such as Series 8 provide their consumer customers with written notice of their policies and procedures for disclosure of their customers' nonpublic personal information.

     You should be aware of the following policies relating to disclosure of your nonpublic personal information:

1. Series 8 collects nonpublic personal information about you from the following sources:

   -  Information we receive from you on applications or other forms;

   -  Information about your transactions with us, our affiliates, or others.

2. Series 8 does not disclose any nonpublic personal information about its customers or former customers to anyone, except as permitted by law.

3. Series 8 restricts access to nonpublic personal information about you to those employees who need to know that information to provide products or services to you.

4. Series 8 maintains physical, electronic, and procedural safeguards that comply with federal standards to guard your nonpublic person information.

     If you have any questions about these policies or our use, maintenance and disclosure of your nonpublic personal information, please contact Investor
Services at 800-286-1135, x118.

MANAGEMENT

     The officers of WNC & Associates, Inc. are as follows:

     Wilfred N. Cooper, Sr.    Chief Executive Officer, Chairman of the Board
     Wilfred N. Cooper, Jr.    President, Chief Operating Officer, Secretary
     David N. Shafer           Executive Vice President
     Sylvester P. Garban       Senior Vice President - Institutional Investments
     N. Paul Buckland          Senior Vice President - Acquisitions
     Thomas J. Riha            Vice President - Chief Financial Officer
     David C. Turek            Vice President - Originations

         Biographical information for each of these persons is in the prospectus under "Management - WNC & Associates, Inc."

FEDERAL INCOME TAX CONSIDERATIONS

Tax Legislation - 2000

         In December 2000 President Clinton signed into law the Community Renewal Tax Relief Act of 2000. The 2000 Act includes several provisions which address the low income housing tax credit. The most important of those provisions are discussed below.

         The 2000 Act increases the per capita maximum amount of annual low income housing tax credits which may be allocated by a state from $1.25 to $1.50 in 2001, and to $1.75 in 2002. In 2003 and each year thereafter the per capita amount will be increased by a cost of living adjustment.

         The prospectus discusses the 10% carryover rule, which addresses the circumstances under which a building can be placed in service in a year following the year of tax credit allocation. The 2000 Act provides that a building may be placed in service not later than the close of the second calendar year following the year in which the allocation of tax credits is made, provided that the taxpayer's basis in the building as of the later of the date which is

o        six months after the date the allocation was made, or

o        the close of the calendar year in which the allocation was made is more than 10% of the taxpayer's reasonably expected basis in such building as of the close of the second taxable year.

         The 2000 Act imposes new requirements on state allocating agencies and their qualified allocation plans. With respect to any development the allocating state agency must:

o require that a comprehensive market study of the housing needs of low income-people in the area to be serviced by the development be conducted prior to the credit allocation. This study is to be conducted at the developer's expense by a disinterested person who is approved by such agency.

o make available to the public a written explanation for any credit allocation which is not made in accordance with established priorities and criteria.

Tax Legislation - 2001

         In May 2001 the U.S. Congress passed the "Economic Growth and Tax Relief Reconciliation Act of 2001." The 2001 Tax Act will become law when it is signed by President Bush. The 2001 Tax Act reduces individual income tax rates, as discussed below. The prospectus and supplemental sales literature being used by Series 8 in connection with its offering of Units discuss current tax rates. The prospectus includes such discussions under the captions "Federal Income Tax Considerations - Limitations on Losses and Credits from Passive Activities - B. Exception for Low Income Housing Tax Credits and Historic Tax Credits" and "Federal Income Tax Considerations - Other Important Tax Considerations" and elsewhere. This discussion supersedes the corresponding information included in all sections of the prospectus, and the corresponding information included in the supplemental sales literature.

         The 2001 Tax Act creates a new 10% regular income tax bracket for a portion of income that is currently taxed at 15%, effective January 1, 2001. The 10% rate applies to the first $6,000 of income for single individuals and married couples filing separately ($7,000 for 2008 and thereafter), $10,000 of taxable income for heads of households, and $12,000 for married couples filing joint returns ($14,000 for 2008 and thereafter). After 2008 the amounts will be indexed for inflation.

         The 2001 Tax Act reduces the other regular tax rates, effective July 1, 2001. The current regular tax rates of 28%, 31%, 36% and 39.6% are phased-down over six years to 25%, 28%, 33% and 35%. The following table shows the reduction in rates.

--------------------------------------------------------------------------------
|                 |             |              |               |               |
|  Calendar Year  |  28% rate   |   31% rate   |   36% rate    |  39.6% rate   |
|                 | reduced to: |  reduced to: |  reduced to:  |  reduced to:  |
|                 |             |              |               |               |
--------------------------------------------------------------------------------
|     2001*       |    27.5%    |    30.5%     |     35.5%     |     39.1%     |
--------------------------------------------------------------------------------
|  2002 - 2003    |     27%     |     30%      |      35%      |     38.6%     |
--------------------------------------------------------------------------------
|  2004 - 2005    |     26%     |     29%      |      34%      |     37.6%     |
--------------------------------------------------------------------------------
|  2006 and later |     25%     |     28%      |      33%      |      35%      |
--------------------------------------------------------------------------------
------------
*Effective July 1, 2001

         The 2001 Tax Act does not change the current capital gain tax rates.

         The 2001 Tax Act includes a rate reduction credit for 2001 to deliver the benefit of the new 10% bracket during 2001. Taxpayers are entitled to a credit of 5% of the amount of income that would otherwise be eligible for the new 10% rate. The maximum credit is $300 for single individuals and married couples filing separately, $500 for heads of households, and $600 for married couples filing joint returns. This credit is in lieu of the 10% rate for 2001.

         The 2001 Tax Act phases out the limitation on itemized deductions discussed in the prospectus. The current limitation on itemized deductions is reduced by one-third in 2006 and 2007, and by two-thirds in 2008 and 2009. The limitation is eliminated in 2010.

         The 2001 Tax Act phases out the restriction on personal exemptions discussed in the prospectus. The current phase-out is reduced by one-third in 2006 and 2007, and by two-thirds in 2008 and 2009. The phase-out is eliminated in 2010.

         The 2001 Tax Act increases the individual alternative minimum tax exemption amount by $2,000 for individual filers and $4,000 for surviving spouses and married taxpayers filing joint returns for 2001 through 2004.

         As a consequence of the foregoing, the chart included in the prospectus at page 154 and the related information at pages 153 to 155 of the prospectus, and the identical charts included in the supplemental sales literature, are no longer accurate, and should not be relied upon by investors.

Tax Shelter Registration Number

         The taxpayer identification number and tax shelter registration number of Series 8 are 33-0761519 and 99127000010, respectively. See "Federal Income Tax Considerations - Tax Shelter Registration" in the prospectus.

PRIOR PERFORMANCE SUMMARY

Introduction

         Before 1982 WNC & Associates, Inc. assisted developers of low income housing to structure investments which could be sold in private placements. In connection with these 57 structured partnerships, WNC & Associates, Inc.:

o provided structuring and consulting services to developers concerning the organization of the limited partnerships which were to own the low income housing developments,

o arranged for preparation of partnership agreements and other requisite documents for the developments, including legal opinions as to Federal income tax and organizational matters, and

o arranged for the placement of securities, typically in accordance with Regulation D under the Securities Act of 1933, as amended. The developers relied on independent broker-dealers to place such securities.

         WNC & Associates, Inc. was not an initial managing general partner of any of the structured partnerships. In the years immediately following the sale of the structured partnerships' interests, WNC & Associates, Inc. monitored the structured partnerships' activities and results of operations. Since then, WNC & Associates, Inc. has provided administrative services to some of the structured partnerships such as the preparation of partnership income tax information. Except for two structured partnerships as to which WNC & Associates, Inc. has become the substituted managing general partner, WNC & Associates, Inc. has no role in the ongoing management of the structured partnerships. Accordingly, the 57 structured partnerships are distinguished from the 74 sponsored partnerships as to which WNC & Associates, Inc. was an initial managing general partner and continues to serve as managing general partner. Unlike the structured partnerships, these sponsored partnerships are similar to Series 8 in that WNC & Associates, Inc. is or was solely responsible for the conduct of the offering, the identification and acquisition of local limited partnership interests, and the management of the sponsored partnerships.

All WNC-Partnerships

         From its formation through December 31, 2000, WNC & Associates, Inc. and its affiliates had raised equity through the 57 structured partnerships and the 74 sponsored partnerships in the aggregate amount of approximately $547,318,000, from more than 15,600 investors, to acquire interests in a total of 658 apartment properties located in the jurisdictions set forth below, and representing more than $1,247,000,000 in aggregate acquisition costs. Estimates of acquisition costs are equal to equity contributions and debt financing.

         Of the 658 total properties, nine of the 57 properties owned by the structured partnerships had been sold or refinanced as of December 31, 2000, and eight of the 601 properties owned by the sponsored partnerships had been sold as of December 31, 2000. See "Sales of Properties; Terminations of Partnerships" below. Two of the properties sold by sponsored partnerships were tax credit properties.

         Nine of the 57 structured partnerships and one of the 74 sponsored partnerships had completed operations as of December 31, 2000. See "Sales of Properties; Terminations of Partnerships" below. None of these partnerships were tax credit partnerships.

         Exhibit A to this supplement includes Tables I, II and III which contain additional information with regard to some of the more recent sponsored partnerships. Tables IV and V included in Exhibit A contain information with regard to sales of properties or terminations of structured partnerships or sponsored partnerships within recent years. Reference also is made to Table VI included in the Registration Statement which describes in greater detail the properties in which some of the more recent sponsored partnerships have invested. WNC & Associates, Inc. will send to any prospective investor upon request and without a charge a copy of Table VI.

         None of the 57 structured partnerships entailed low income housing tax credit offerings. Of the 74 sponsored partnerships, 16 public and 42 non-public partnerships entail low income housing tax credit offerings. As of December 31, 2000, the 58 tax credit sponsored partnerships had raised an aggregate of approximately $524,000,000 from more than 14,300 investors, and had invested in a total of 557 apartment complexes at an aggregate acquisition cost of approximately $1,118,000,000 in the jurisdictions set forth below. Twenty-one of the 58 tax credit sponsored partnerships have held one or more of their apartment complexes for the full 10-year credit period.


                                                  Number of Properties
                                                  --------------------
                 All Structured                                                        All Structured
                  And Sponsored      Tax Credit                                         and Sponsored      Tax Credit
                   Partnerships    Partnerships                                          Partnerships    Partnerships
                   ------------    ------------                                          ------------    ------------
Alabama                23            23                       Nebraska                     8               8
Arizona                12             9                       Nevada                       9               9
Arkansas               20            20                       New Mexico                  18              16
California            139            98                       New Jersey                   6               6
Colorado                1             0                       New York                    11              11
District of                                                   North Carolina              40              38
  Columbia              1             1                       Ohio                        10               4
Florida                14             8                       Oklahoma                    18              15
Georgia                 7             6                       Oregon                       5               5
Idaho                   2             2                       Pennsylvania                 4               4
Illinois               22            21                       South Carolina              21              15
Indiana                 7             7                       South Dakota                 1               1
Iowa                   13            13                       Tennessee                   28              27
Kansas                  6             4                       Texas                      100              90
Kentucky                4             3                       U.S. Virgin Islands          1               0
Louisiana              19            16                       Utah                         1               0
Maryland                3             3                       Virginia                     9               8
Michigan                4             3                       Washington                   3               2
Minnesota               5             5                       West Virginia                4               0
Mississippi            13            13                       Wisconsin                   19              19
Missouri               23            20                       Wyoming                      1               1
Montana                 3             3

         Of the 58 tax credit sponsored partnerships, 14 public and 23 private partnerships conducted all or a portion of their offerings during the period between January 1, 1991 and December 31, 2000. See "Public Partnerships Sponsored Between January 1, 1991 and December 31, 2000" and "Private Partnerships Sponsored Between January 1, 1991 and December 31, 2000" below. These 37 sponsored partnerships were organized to invest in other limited partnerships owning apartment complexes benefiting from low income housing tax credits and, in most instances, one or more other forms of government assistance. Other forms of government assistance include mortgage loan subsidies. See "Other Government Assistance Programs" in the prospectus.

Public Partnerships Sponsored Between January 1, 1991 and December 31, 2000

         The 14 public partnerships sponsored between January 1, 1991 and December 31, 2000 are:

o        WNC Housing Tax Credit Fund II, L.P.
o        WNC California Housing Tax Credits II, L.P.
o        WNC Housing Tax Credit Fund III, L.P.
o        WNC California Housing Tax Credits III, L.P.
o        WNC Housing Tax Credit Fund IV, L.P., Series 1
o        WNC Housing Tax Credit Fund IV, L.P., Series 2
o        WNC California Housing Tax Credits IV, L.P., Series 4
o        WNC California Housing Tax Credits IV, L.P., Series 5
o        WNC Housing Tax Credit Fund V, L.P., Series 3
o        WNC Housing Tax Credit Fund V, L.P., Series 4
o        WNC Housing Tax Credit Fund VI, L.P., Series 5

o        WNC Housing Tax Credit Fund VI, L.P., Series 6
o        WNC Housing Tax Credit Fund VI, L.P., Series 7, and
o        WNC Housing Tax Credit Fund VI, L.P., Series 8.

Except for Series 8, each of these 14 public sponsored partnerships had completed its offering as of December 31, 2000.

         WNC & Associates, Inc. will send to any prospective investor upon request and without charge copies of the most recent report on Form 10-K filed by any of the public partnerships with the SEC which have done so, and will send upon request, for a reasonable fee, the exhibits to such Form 10-K.

         Through December 31, 2000, these 14 public sponsored partnerships had raised an aggregate of approximately $204,027,000 in capital contributions from an aggregate of approximately 11,700 investors and invested in a total of 236 apartment properties located in the following jurisdictions:


Alabama             18                           Minnesota                1
Arizona              4                           Mississippi              8
Arkansas             8                           Missouri                11
California          38                           Nebraska                 7
Florida              2                           New Mexico               8
Georgia              2                           New York                 3
Idaho                1                           North Carolina          17
Illinois            13                           Ohio                     4
Indiana              2                           Oklahoma                 4
Iowa                11                           Oregon                   2
Kansas               4                           South Carolina           3
Kentucky             1                           South Dakota             1
Louisiana            4                           Tennessee                6
Maryland             2                           Texas                   39
Michigan             1                           Virginia                 5
                                                 Wisconsin                6

         The aggregate mortgage debt encumbering the properties was approximately $279,000,000 and the aggregate acquisition cost of the properties was approximately $426,000,000. At the times of these 14 public sponsored partnerships' investments therein 76 of the properties were existing apartment complexes and 160 were under development or construction by the local limited partnerships which own them.

         All of these 14 public sponsored partnerships have as their principal investment objective providing Federal low income housing tax credits to their investors. Four of them have the additional objective of providing California low income housing tax credits.

         Tax credit information with regard to the 14 public sponsored partnerships since January 1, 1991 and the two other public sponsored partnerships organized to provide low income housing tax credits is set forth in the tables which follow:


                                                         Federal Credit Programs

Offering                                                                                                              Federal Credit
Commence-                                                                                                                    Years
ment        Name                                         Credits Received Per $10,000 Investment                        Remaining(1)
----        ----      --------------------------------------------------------------------------------------------------------------

                        Total   2000    1999   1998    1997   1996  1995    1994   1993   1992    1991   1990    1989
                      -------  -----   -----  -----   -----  -----  -----   -----  -----  -----   -----  -----   -----
1989        HTCF      $14,470 $  300  $1,180 $1,410  $1,410 $1,410 $1,410  $1,410 $1,410 $1,410  $1,400 $1,640     $80         0
1990        HTCFII     14,560  1,200   1,450  1,450   1,450  1,450  1,450   1,460  1,380  1,210   1,300    760      --         1
1992        HTCFIII    11,310  1,570   1,600  1,570   1,570  1,570  1,520   1,190    680     40      --     --      --         4
1993        HTCFIV-1    8,450  1,450   1,460  1,420   1,430  1,360  1,010     320     --     --      --     --      --         5
1994        HTCFIV-2    7,060  1,380   1,350  1,240   1,130  1,050    700     210     --     --      --     --      --         5
1995        HTCFV-3     5,490  1,360   1,370  1,310     830    590     30      --     --     --      --     --      --         6
1996        HTCFV-4     3,310  1,140   1,040    800     190    140     --      --     --     --      --     --      --         7(2)
1997        HTCFVI-5    1,520    840     480    200      --     --     --      --     --     --      --     --      --         8
1998        HTCFVI-6      970    720     250     --      --     --     --      --     --     --      --     --      --         9
1999        HTCFVI-7       50     50      --     --      --     --     --      --     --     --      --     --      --        10
2000        HTCFVI-8       --     --      --     --      --     --     --      --     --     --      --     --      --        --

                                          Federal and California Credit Programs
Offering                                                                                                              Federal Credit
Commence-                                                                                                                    Years
ment        Name                                         Credits Received Per $10,000 Investment                        Remaining(1)
----        ----      --------------------------------------------------------------------------------------------------------------

                        Total   2000    1999   1998    1997   1996  1995    1994   1993   1992    1991   1990    1989
                      -------  -----   -----  -----   -----  -----  -----   -----  -----  -----   -----  -----   -----

1989   CHTC           $17,190 $  560  $  990 $  990  $  990 $  990  $ 990  $1,180 $1,720 $2,360  $2,590 $2,270  $1,560         0
1991 CHTCII            14,720  1,170   1,170  1,170   1,440  1,530  2,060   1,940  1,780  1,810     650     --      --         1(2)
1993CHTCIII             9,980  1,130   1,130  1,300   1,790  1,970  1,800     800     60     --      --     --      --         5
1994CHTCIV-4            7,890  1,120   1,290  1,660   1,770  1,340    710      --     --     --      --     --      --         6
1995CHTCIV-5            5,240  1,210   1,620  1,430     980     --     --      --     --     --      --     --      --         9

--------------------------

(1) As of December 31, 2000.
(2) These prior programs will generate a small amount of low income housing tax credits for up to five years beyond the stated
    number of years due to increases in qualified basis.

Private Partnerships Sponsored Between January 1, 1991 and December 31, 2000

As of December 31, 2000, the 23 private partnerships sponsored between January 1, 1991 and December 31, 2000 involved an aggregate of approximately $214,000,000 in commitments for capital contributions payable in installments from an aggregate of approximately 680 investors. These 23 private sponsored partnerships invested in a total of 233 apartment properties located in the following jurisdictions:


Alabama              5                           Missouri                 7
Arizona              5                           Montana                  3
Arkansas            10                           Nebraska                 1
California          23                           Nevada                   9
District of                                      New Jersey               6
  Columbia           1                           New Mexico               8
Florida              3                           New York                 8
Georgia              3                           North Carolina          19
Idaho                1                           Oklahoma                 9
Illinois             8                           Oregon                   2
Indiana              2                           Pennsylvania             4
Iowa                 2                           South Carolina          10
Kentucky             2                           Tennessee                6
Louisiana           12                           Texas                   42
Maryland             1                           Virginia                 3
Michigan             2                           Washington               2
Minnesota            4                           Wisconsin                4
Mississippi          5                           Wyoming                  1



The aggregate mortgage debt encumbering the properties was approximately $343,000,000 and the aggregate acquisition cost of the properties was approximately $557,000,000.

All of these 23 private sponsored partnerships have as their principal investment objective providing Federal low income housing tax credits to their investors. Three of them have the additional objective of providing California low income housing tax credits.

Tax credit information with regard to these 23 private sponsored partnerships sponsored since January 1, 1991 and the 19 other private sponsored partnerships organized to provide low income housing tax credits is set forth in the tables which follow:


                                                         Federal Credit Programs
Offering
Comm-                                                                                                                 Federal Credit
ence-                                                                                                                        Years
ment   Name                                         Credits Received Per $10,000 Investment(1)                          Remaining(2)
----   ----        -----------------------------------------------------------------------------------------------------------------

                     Total    2000   1999   1998  1997   1996   1995   1994   1993   1992  1991  1990(3)  1989   1988   1987
                     -----    ----   ----   ----  ----   ----   ----   ----   ----   ----  ----  ------   ----   ----   ----
1987  Pepper
        Tree(4)    $15,750 $   20  $   70 $  660 $1,350 $1,470 $1,470 $1,470 $1,470 $1,470 $1,470 $2,370 $1,530 $  900 $   30   0(5)
1987  East Bay      14,320     --      --     --    380  1,360  1,350  1,360  1,360  1,360  1,360  1,670  1,700  1,400  1,020   0
1987  Sequoia Manor 14,990     --      --    160  1,390  1,370  1,370  1,370  1,370  1,350  1,380  2,220  1,460  1,340    210   0
1987  Bayou         13,890     --      --     --  1,000  1,290  1,290  1,290  1,290  1,290  1,290  2,110  1,400  1,330    310   0
1987  Laurel Hill   14,350     50      50    300  1,180  1,320  1,320  1,320  1,320  1,320  1,300  2,090  1,320  1,230    230   0(5)
1988  Ridgetop      15,100     60      60  1,280  1,390  1,390  1,390  1,390  1,390  1,390  1,390  2,250  1,500    220     --   0(5)
1989  Alta Mesa     14,030    130     850  1,320  1,320  1,320  1,320  1,320  1,320  1,320  1,320  1,950    540     --     --   0
1990  WNC90         13,770    920   1,400  1,400  1,400  1,400  1,400  1,400  1,400  1,400  1,400    250     --     --     --   0
1991  SRXIX         13,470  1,270   1,420  1,420  1,440  1,440  1,440  1,440  1,440  1,440    720     --     --     --     --   1
1991  TCXX          13,990  1,430   1,430  1,430  1,460  1,460  1,460  1,460  1,460  1,460    940     --     --     --     --   1
1991  TCXXI         11,960  1,360   1,360  1,360  1,360  1,360  1,360  1,360  1,360  1,030     50     --     --     --     --   2
1992  TCXXII        12,370  1,410   1,410  1,410  1,410  1,410  1,410  1,410  1,410  1,090     --     --     --     --     --   2
1992  TCXXIII       12,040  1,400   1,400  1,400  1,400  1,400  1,400  1,400  1,370    870     --     --     --     --     --   2
1992  TCXXV         10,580  1,380   1,380  1,380  1,380  1,380  1,380  1,280    870    150     --     --     --     --     --   4
1993  TCXXVI        10,140  1,330   1,330  1,330  1,330  1,330  1,330  1,320    840     --     --     --     --     --     --   3
1993  TCXXVIII       8,550  1,300   1,300  1,300  1,300  1,300  1,300    640    110     --     --     --     --     --     --   4
1993  TCXXIX         8,460  1,310   1,310  1,310  1,310  1,290  1,110    790     30     --     --     --     --     --     --   5
1994  TCXXX          7,250  1,230   1,230  1,230  1,230  1,220  1,000    110     --     --     --     --     --     --     --   5
1994  ITCI           8,880  1,440   1,530  1,520  1,530  1,670    780    410     --     --     --     --     --     --     --   6
1995  ITCII          6,600  1,570   1,620  1,460  1,290    590     70     --     --     --     --     --     --     --     --   7
1996  ITCIII         3,820  1,240   1,200  1,000    380     --     --     --     --     --     --     --     --     --     --   9
1997  ITCV           3,080  1,230   1,170    660     20     --     --     --     --     --     --     --     --     --     --   9
1998  ITCVI          1,720  1,090     410    220     --     --     --     --     --     --     --     --     --     --     --  10
1999  ITCVII         1,010    880     130     --    --      --     --     --     --     --     --     --     --     --     --  10
1999  ITCVIII          530    530     --      --    --      --     --     --     --     --     --     --     --     --     --  11
2000  ITCIX             30     30     --      --    --      --     --     --     --     --     --     --     --     --     --  12
2000  ITCXNJ            --     --     --      --    --      --     --     --     --     --     --     --     --     --     --  12
2000  ITCXNY            --     --     --      --    --      --     --     --     --     --     --     --     --     --     --  12
2000  ITCXII            --     --     --      --    --      --     --     --     --     --     --     --     --     --     --  12

                                          Federal and California Credit Programs


Offering
Comm-                                                                                                                 Federal Credit
ence-                                                                                                                        Years
ment   Name                                         Credits Received Per $10,000 Investment(1)                          Remaining(2)
----   ----        -----------------------------------------------------------------------------------------------------------------

                     Total    2000   1999   1998  1997   1996   1995   1994   1993   1992  1991   1990(3)  1989   1988 1987
                     -----    ----   ----   ----  ----   ----   ----   ----   ----   ----  ----   ------   ----   ---- ----

1987  Beech Villa   $18,610   $ --   $ --   $ --  $860 $1,360 $1,360  $1,350 $1,350 $1,350 $1,350 $2,670 $3,210 $3,210 $540    0
1988  Elmwood
        Villa        18,620     --     30    570   990    990    990     990    990  1,330  2,610  4,010  3,460  1,660   --    0
1988  Poplar Villa   18,150     --     --    530   970    970    970     970    970    970  2,280  3,420  3,410  2,690   --    0
1988  Olive Tree     18,240     10     10    760   970    970    970     970    970    970  1,620  3,990  3,310  2,720    -    0(5)
1988  Pine Rock      17,640     --    230    940   940    940    940     940    880  1,220  3,280  3,810  3,240    280   --    0
1988  Mesa Verde     17,350    130    190    970 1,030  1,020  1,030   1,030  1,030  1,870  1,690  3,610  2,760    990   --    0(5)
1988  Sunfield       17,070     --    280  1,140 1,340  1,340  1,340   1,340  1,340  1,340  1,650  3,090  2,080    790   --    0
1988  Foxglove       16,350    540  1,210  1,360 1,360  1,360  1,360   1,360  1,550  2,020  2,020  1,920    290     --   --    0
1989  Elliot Place   17,100     --    600  1,140 1,200  1,200  1,200   1,200  1,200  1,670  2,460  3,200  2,030     --   --    0
1990  Wheatridge     15,090    850  1,120  1,120 1,120  1,120  1,120   1,120  1,480  2,240  2,230  1,570     --     --   --    1
1992  TCXXIV         13,630  1,260  1,260  1,260 1,260  1,260  1,740   2,180  2,180  1,230     --     --     --     --   --    3
1993  TCXXVII        11,170  1,270  1,270  1,270 1,290  1,560  1,750   1,740  1,020     --     --     --     --     --   --    5
1997  CTC             4,950  1,610  2,260    870   210     --     --      --     --     --     --     --     --     --   --    8

--------------------------

(1)      Represents the return received by investors utilizing deferred payment purchase plans. In many instances the respective returns to cash investors were higher than those listed above inasmuch as the use of deferred payment purchase notes entailed the payment of interest.
(2)      As of December 31, 2000.
(3)      In 1990 certain  partnerships  were permitted to, and did, elect to utilize 150% of the Federal low income housing tax credit otherwise allowable for 1990.
(4)      Pepper Tree  originally  offered  Federal low income  housing tax credits only.  After the investors  were admitted to
         Pepper Tree, the local general partners obtained California low income housing tax credits as well, which are not reflected in this chart.
(5)      These sponsored partnerships will generate a small amount of low income housing tax credits for up to five additional years due to increases in qualified basis.

Sales of Properties; Terminations of Partnerships

         As of December 31, 2000, nine of the structured partnerships had either sold or refinanced nine apartment complexes, returning to their investors between approximately 100% and 200% of their invested capital in addition to providing tax deductions averaging in excess of 200% of their invested capital. Of them, one structured partnership sold its property and terminated operations. Five structured partnerships refinanced their properties and liquidated the interests of the original limited partners. Limited partnership interests were offered to new investors. WNC & Associates, Inc. has no involvement with the reconstituted partnerships. Three of the structured partnerships sold their properties to three other partnerships. After the general partner of those three other partnerships obtained tax credits for the properties, a partnership sponsored by WNC & Associates, Inc. purchased the limited partnership interests therein. These events occurred prior to 1994.

         As of December 31, 2000, eight properties had been sold by seven sponsored partnerships. Of these seven sponsored partnerships, one terminated operations. The results of that program and the results of the more recent sales are described in Table IV.

Other Information

         As of the date of this Supplement, except as indicated below, during the last 10 years all of the properties invested in by the sponsored partnerships are operating, leasing, or being completed generally as expected. As indicated below, in cases where developments have failed to perform as expected, WNC & Associates, Inc. has intensified its monitoring operations, visited the developments, attempted to provide general advice to the local general partners, removed and replaced the local general partners, and/or attempted to help seek a resolution of pending problems. Specifically, since January 1, 1991, the following events occurred:

         In a private WNC partnership sponsored in 1996, WNC & Associates, Inc. removed MidSouth Development, Inc. as local general partner of a local limited partnership in 1997 after construction defects were discovered and the local general partner declared bankruptcy. The WNC partnership purchased the local limited partnership's bridge loan at its face value upon maturity thereof. The local limited partnership completed construction using other funds loaned by WNC & Associates, Inc. and the WNC partnership. Thereafter, the WNC partnership sold its interest in the local limited partnership. Proceeds from such sale were used to invest in additional tax credits for the WNC partnership.

         In 1997 the IRS issued notices of adjustment regarding five properties owned by four private WNC sponsored partnerships and developed by the same local general partner. The IRS claimed that development fees paid to the local general partner were not properly includable in the depreciable and eligible bases of the respective properties. After filing a petition for readjustment before the United States Tax Court, WNC & Associates, Inc. aggressively defended the four WNC partnerships and successfully reached a settlement with the IRS which resulted in an immaterial change in the tax credits to each investor. WNC & Associates, Inc. offered to pay each limited partner's tax deficiencies (if any) for 1996 and 1997. Similar notices of adjustment regarding two properties owned by two WNC sponsored partnerships and developed by the same local general partner as aforesaid were issued by the IRS in late 1999. WNC & Associates, Inc. reached a settlement with the IRS for these two partnerships which also resulted in an immaterial change in the tax credits to each investor.

         Also in 1997, Howard Miller, the local general partner of three local limited partnerships which were invested in by a private WNC partnership sponsored in 1984, transferred the properties of the local limited partnerships to one transferee without seeking the approval of the WNC partnership. The transfers were made in consideration of relief of indebtedness owed by the local general partner. WNC & Associates, Inc. sued to have the transfer set aside and to remove the local general partner. In all three of those actions the court ruled to remove the local general partner and to declare null and void the transfer. In one case, Mr. Miller has contested the decision and another hearing has been scheduled. In a second case, the only outstanding issue is whether or not the local limited partnership is entitled to punitive damages. The third case was settled in consideration of the payment to the local limited partnership of its attorney fees.

        In a public WNC partnership sponsored in 1997, an apartment complex of a local limited partnership operated at a deficit since construction completion in the first calendar quarter of 1999. The local general partner ceased funding of the deficit and was removed by WNC & Associates, Inc. WNC & Associates, Inc. has been admitted as the substitute local general partner, and an independent property manager has been appointed. WNC & Associates, Inc. has sued to recover on the operating deficit guarantee. This lawsuit is in the discovery stage.

         WNC & Associates, Inc. identified problems with a developer who is the local general partner of six local limited partnerships invested in by three public WNC partnerships sponsored in 1994 and 1995. The local general partner was removed from each of the local limited partnerships. Two of the properties had overdue construction debt in place. WNC & Associates, Inc. negotiated a settlement with the construction lender. Except with regard to one property which was poorly managed by the local general partner, has an occupancy rate below 50% and continues to have operating deficits, all of the operating deficits at the other properties have been cured. Some of the unoccupied units included therein require renovation. With regard to that one property, WNC & Associates, Inc. has intensified its monitoring efforts, visited the property and devised a plan to resolve the property management issues. WNC is still analyzing its potential courses of action with regard to all six properties, which include a sale or a transfer of all or a portion of its interests in the partnerships. In the interim, the WNC partnerships have written off their investments. Further, the six local limited partnerships are defendants in a lawsuit. The lawsuit was filed by eight other plaintiff partnerships in which the local general partner of the six local limited partnerships is or was involved. The plaintiffs allege that the local general partner accepted funds from the plaintiffs and improperly loaned these funds to the six local limited partnerships. Discovery in this lawsuit is ongoing.

         To the knowledge of WNC & Associates, Inc., there have been no major adverse events concerning the structured partnerships since January 1, 1991 which would be of material interest to the investors. However, because WNC & Associates, Inc. has limited or no involvement with many of the structured partnerships, it may be unaware of the existence of such events. Investors should not take the lack of disclosure of such major adverse events to mean that the structured partnerships have not encountered such major adverse events.

EXPERTS

         The balance sheet of WNC Housing Tax Credit Fund VI, L.P., Series 8, and the consolidated balance sheet of WNC & Associates, Inc., as of August 31, 2000, which are included in this supplement and in the Registration Statement have been audited by BDO Seidman, LLP, independent certified public accountants, as set forth in their reports thereon appearing elsewhere herein and in the Registration Statement and are included in reliance upon such reports given upon authority of said firm as experts in accounting and auditing.

                          INDEX TO FINANCIAL STATEMENTS

                                                                            Page

WNC Housing Tax Credit Fund VI, L.P., Series 8

Independent Auditors' Report................................................FS-1
Balance Sheets, December 31, 2000 (Unaudited)
     and August 31, 2000....................................................FS-2
Notes to Balance Sheets.....................................................FS-3

WNC & Associates, Inc.

Independent Auditors' Report................................................FS-7
Consolidated Balance Sheets, February 28, 2001 (Unaudited)
     and August 31, 2000....................................................FS-8
Notes to Consolidated Balance Sheets........................................FS-9

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


To the Partners
WNC Housing Tax Credit Fund VI, L.P., Series 8


We have audited the accompanying balance sheet of WNC Housing Tax Credit Fund VI, L.P., Series 8, (a California Limited Partnership) (a development-stage enterprise) (the "Partnership"), as of August 31, 2000. The balance sheet is the responsibility of the Partnership's management. Our responsibility is to express an opinion on this balance sheet based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform our audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of WNC Housing Tax Credit Fund VI, L.P., Series 8 (a California Limited Partnership) (a development-stage enterprise) as of August 31, 2000, in conformity with accounting principles generally accepted in the United States of America.



                                                     /s/ BDO SEIDMAN, LLP
                                                     BDO SEIDMAN, LLP

Orange County, California
October 25, 2000

                 WNC HOUSING TAX CREDIT FUND VI, L.P., SERIES 8
                       (A California Limited Partnership)
                        (A Development-Stage Enterprise)

                                 BALANCE SHEETS





                                    December 31, 2000          August 31, 2000
                                       (unaudited)
                                  ---------------------     --------------------




                        ASSETS

Cash                           $               1,100      $               1,100
                                 --------------------       --------------------

                               $               1,100                      1,100
                                 ====================       ====================

          LIABILITIES AND PARTNERS' EQUITY

Commitments and
   Contingencies (Note 2)

Partners' equity (Note 1):
   General partner             $                 100     $                  100
   Original limited partner                    1,000                      1,000
                                 --------------------       --------------------

      Total partners' equity   $               1,100      $               1,100
                                 ====================       ====================




                     See accompanying notes to balance sheet

                 WNC HOUSING TAX CREDIT FUND VI, L.P., SERIES 8
                       (A California Limited Partnership)
                        (A Development-Stage Enterprise)

                             NOTES TO BALANCE SHEETS

                December 31, 2000 (Unaudited) and August 31, 2000


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

General

In the opinion of the General Partner, the accompanying unaudited balance sheet as of December 31, 2000, has been prepared on the same basis as the audited balance sheet and, in the opinion of management, contains all normal recurring adjustments necessary to present fairly the financial position as of December 31, 2000, in accordance with accounting principles generally accepted in the United States of America.

Organization

WNC Housing Tax Credit Fund VI, L.P., Series 8 (a California Limited Partnership) (the "Partnership") was formed on June 16, 1997, under the laws of the state of California and had not commenced operations as of December 31, 2000. (See Note 4). The Partnership was formed to invest primarily in other limited partnerships (the "Local Limited Partnerships") which own and operate multi-family housing complexes (the "Housing Complexes") that are eligible for low income housing tax credits. The local general partners (the "Local General Partners") of each Local Limited Partnership will retain responsibility for maintaining, operating and managing the Housing Complex.

The general partner is WNC & Associates, Inc. (the "General Partner"). Wilfred N. Cooper, Sr., through the Cooper Revocable Trust, owns just less than 66.8% of the outstanding stock of WNC & Associates, Inc. John B. Lester, Jr. is the initial limited partner of the Partnership and owns, through the Lester Family Trust, just less than 28.6% of the outstanding stock of WNC & Associates, Inc. Wilfred N. Cooper, Jr., President of WNC, owns 2.1% of the outstanding stock of WNC.

The balance sheet includes only activity relating to the business of the Partnership, and does not give effect to any assets that the partners may have outside of their interests in the Partnership, or to any obligations, including income taxes, of the partners.

The Partnership's First Amended and Restated Agreement of Limited Partnership authorizes the sale of up to 25,000 units of limited partnership interest at $1,000 per Unit ("Units"). As of December 31, 2000, subscriptions for 923 Units in the amount of $923,000, had been sold (unaudited). The proceeds received from the sale of subscriptions are deposited in an escrow account with USbank and, if the required minimum amount of $1,400,000 in cash is not received within one year, no Units can be sold and the proceeds received from the sale of subscriptions will be returned within 30 days, together with interest. (See
Note 4).

Allocations under the Terms of the Partnership Agreement

The General Partner has a 0.1% interest in operating profits and losses, taxable income and losses, tax credits and cash available for distribution from the Partnership. The limited partners will be allocated the remaining 99.9% of these items in proportion to their respective investments.

After the limited partners have received proceeds from a sale or refinancing equal to their capital contributions and their return on investment (as defined in the Partnership's First Amended and Restated Agreement of Limited Partnership) and the General Partner has received a subordinated disposition fee (as described in Note 2), any additional sale or refinancing proceeds will be distributed 90% to the limited partners (in proportion to their respective investments) and 10% to the General Partner.

                 WNC HOUSING TAX CREDIT FUND VI, L.P., SERIES 8
                       (A California Limited Partnership)
                        (A Development-Stage Enterprise)

                       NOTES TO BALANCE SHEETS - CONTINUED

                December 31, 2000 (Unaudited) and August 31, 2000


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

Risks and Uncertainties

The Partnership's investments in Local Limited Partnerships are subject to the risks incident to the management and ownership of low-income housing and to the management and ownership of multi-unit residential real estate. Some of these risks are that the low income housing credit could be recaptured and that neither the Partnership's investments nor the Housing Complexes owned by the Local Limited Partnerships will be readily marketable. To the extent the Housing Complexes receive government financing or operating subsidies, they may be subject to one or more of the following risks: difficulties in obtaining tenants for the Housing Complexes; difficulties in obtaining rent increases; limitations on cash distributions; limitations on sales or refinancing of Housing Complexes; limitations on transfers of Local Limited Partnership Interests; limitations on removal of Local General Partners; limitations on subsidy programs; and possible changes in applicable regulations. The Housing Complexes are or will be subject to mortgage indebtedness. If a Local Limited Partnership does not make its mortgage payments, the lender could foreclose resulting in a loss of the Housing Complex and low-income housing credits. As a limited partner of the Local Limited Partnerships, the Partnership will have very limited rights with respect to management of the Local Limited Partnerships, and will rely totally on the Local General Partners of the Local Limited Partnerships for management of the Local Limited Partnerships. The value of the Partnership's investments will be subject to changes in national and local economic conditions, including unemployment conditions, which could adversely impact vacancy levels, rental payment defaults and operating expenses. This, in turn, could substantially increase the risk of operating losses for the Housing Complexes and the Partnership. In addition, each Local Limited Partnership is subject to risks relating to environmental hazards and natural disasters which might be uninsurable. Because the Partnership's operations will depend on these and other factors beyond the control of the General Partner and the Local General Partners, there can be no assurance that the anticipated low income housing credits will be available to Limited Partners.

In addition Limited Partners are subject to risks in that the rules governing the low income housing credit are complicated, and the use of credits can be limited. The only material benefit from an investment in Units may be the low income housing credits. There are limits in the transferability of Units, and it is unlikely that a market for Units will develop. All management decisions will be made by the General Partner.

Method of Accounting for Investments in Limited Partnerships

The Partnership intends to account for its investments in limited partnerships using the equity method of accounting, whereby the Partnership will adjust its investment balance for its share of the Local Limited Partnership's results of operations and for any distributions received. The accounting policies of the Local Limited Partnerships are expected to be consistent with those of the Partnership. Costs incurred by the Partnership in acquiring the investments will be capitalized as part of the investment and amortized over 15 years (see Note
2).

Losses from Local Limited Partnerships allocated to the Partnership will not be recognized to the extent that the investment balance would be adjusted below zero.

Offering Expenses

Offering expenses are expected to consist of underwriting commissions, legal fees, printing, filing and recordation fees, and other costs incurred in connection with the selling of limited partnership interests in the Partnership. The General Partner is obligated to pay all offering and organization costs inclusive of selling commissions and dealer manager fees, in excess of 13% of the total offering proceeds. Offering expenses will be reflected as a reduction of limited partners' capital.

                WNC HOUSING TAX CREDIT FUND VI, L.P., SERIES 8
                       (A California Limited Partnership)
                        (A Development-Stage Enterprise)

                       NOTES TO BALANCE SHEETS - CONTINUED

                December 31, 2000 (Unaudited) and August 31, 2000

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could materially differ from those estimates.

NOTE 2 - COMMITMENTS AND CONTINGENCIES

The Partnership is offering up to 25,000 Units at $1,000 per Unit. The balance sheet does not include certain Partnership legal, accounting, and other organization and offering costs paid and to be paid by the General Partner and/or affiliates of the General Partner. If the minimum offering amount of $1,400,000 is raised, the Partnership will be required to reimburse the General Partner and/or its affiliates for such fees out of the proceeds of the offering, up to certain maximum levels set forth below. (See Note 4). In the event the Partnership were unable to raise the minimum offering amount, the General Partner would absorb all organization and offering costs.

The reader of these balance sheets should refer to the WNC Housing Tax Credit Fund VI, L.P., Series 7 and Series 8 prospectus for a more thorough description of the Partnership, and the terms and provisions thereunder.

The Units are being offered by WNC Capital Corporation, a wholly owned subsidiary of the General Partner.

If the minimum offering amount of $1,400,000 is raised, the Partnership will be obligated to the General Partner or affiliates for certain acquisition, management and other fees as set forth below:

         Acquisition and investment management fees up to 7%, as defined, of the gross proceeds from the sale of the Units as compensation for services rendered in connection with the acquisition of Local Limited Partnerships.

         A non-accountable acquisition expense reimbursement equal to 2% of the gross proceeds from the sale of the Units.

         Payment of a non-accountable organization and offering expense reimbursement, and reimbursement for dealer manager and selling expenses advanced by the General Partner or affiliates on behalf of the Partnership. These reimbursements plus all other organizational and offering expenses, inclusive of sales commissions and dealer manager fees, are not to exceed 13% of the gross proceeds from the sale of Units.

         An annual management fee equal to 0.2% of the invested assets of the Local Limited Partnerships, as defined.

         A subordinated disposition fee in an amount equal to 1% of the sales price of real estate sold by the Local Limited Partnerships. Payment of this fee is subordinated to the limited partners receiving distributions equal to their capital contributions and their return on investment (as defined in the Partnership's First Amended and Restated Agreement of Limited Partnership) and is payable only if services are rendered in the sales effort.

                WNC HOUSING TAX CREDIT FUND VI, L.P., SERIES 8
                       (A California Limited Partnership)
                        (A Development-Stage Enterprise)

                       NOTES TO BALANCE SHEETS - CONTINUED

                December 31, 2000 (Unaudited) and August 31, 2000

NOTE 2 - COMMITMENTS AND CONTINGENCIES, continued

As of December 31, 2000 (unaudited) a total of 953 Units had been sold totaling $942,650 in capital contributions net of dealer discounts of $350.

As of December 31, 2000 (unaudited) the General Partner had incurred costs of approximately $78,000 related to the organization of the Partnership and sale of Units. Such costs will be reimbursed by the Partnership to the General Partner, as sales of Units met the minimum offering amount of $1,400,000, subsequent to December 31, 2000. (See Note 4)

NOTE 3 - INCOME TAXES

No provision for income taxes will be recorded in the financial statements as any liability for income taxes is the obligation of the partners of the Partnership.

NOTE 4 - SUBSEQUENT EVENTS (unaudited)

As of February 8, 2001 a total of 1,433 Units had been sold totaling $1,431,250 in capital contributions net of dealer discounts of $1,750.

Independent Auditors' Report


The Board of Directors
WNC & Associates, Inc.


We have audited the consolidated balance sheet of WNC & Associates, Inc. and subsidiaries (the "Company") as of August 31, 2000. This consolidated balance sheet is the responsibility of the Company's management. Our responsibility is to express an opinion on this consolidated balance sheet based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated balance sheet referred to above presents fairly, in all material respects, the financial position of WNC & Associates, Inc. and subsidiaries as of August 31, 2000 in conformity with accounting principles generally accepted in the United States of America.


                                           /s/ BDO SEIDMAN, LLP
                                           BDO SEIDMAN, LLP


October 20, 2000

                                                          WNC & Associates, Inc.
                                                     Consolidated Balance Sheets

                                        February 28, 2001        August 31, 2000
--------------------------------------------------------------------------------
                                            (unaudited)

Assets

 Cash                                    $      1,039,069        $    3,586,737
 Fees receivable                                  149,806             1,722,066
 Warehouse investments                          8,025,176                     -
 Offering costs advanced                          534,073               440,480
 Acquisition costs advanced                       164,864                 3,052
 Due from partnerships                            845,769               524,991
 Property and equipment, net                      424,745               474,805
 Other assets                                     147,314               230,679
 Deferred income taxes                          1,310,042               708,000
--------------------------------------------------------------------------------

Total assets                             $     12,640,858        $    7,690,810
================================================================================

Liabilities and Stockholders'
   Equity

Liabilities
 Accounts payable and accrued
   expenses                              $        249,700        $    1,188,613
 Line of credit                                 7,384,516                     -
 Income taxes payable                                   -               208,000
 Due to partnerships                              106,466               194,463
 Deferred revenue                                 781,444             1,144,338
 Accumulated losses of partnerships
   in excess of investments                       935,073               879,407
 Notes payable                                    100,249               115,246
--------------------------------------------------------------------------------

Total liabilities                               9,557,448             3,730,067
--------------------------------------------------------------------------------

Commitments and contingencies

Stockholders' equity
 Preferred stock, no par value,
   1,000,000 shares authorized,
   no shares issued                                    -                      -
 Common stock, no par value,
   1,000,000 shares authorized,
   104,750 shares issued and
   outstanding at February 28,
   2001 and August 31, 2000                      184,795                184,795
 Due from officers and stockholders             (150,431)              (150,431)
 Retained earnings                             3,049,046              3,926,379
--------------------------------------------------------------------------------

Total stockholders' equity                     3,083,410              3,960,743
--------------------------------------------------------------------------------

Total liabilities and
     stockholders' equity                $    12,640,858         $    7,690,810
================================================================================
                           See accompanying notes to consolidated balance sheets

                                                          WNC & Associates, Inc.
                                                     Consolidated Balance Sheets
                               February 28, 2001 (unaudited) and August 31, 2000

1.      Organization and Summary   Organization
        of Significant Accounting
        Policies                   WNC & Associates,  Inc., a California
                                   corporation, (the "Company") acts as a corporate general partner and syndicator of both public and private real estate partnerships (the "Partnerships"). The
                                   Partnerships  invest in local limited
                                   partnerships which, in turn, invest in apartment complexes throughout the
                                   United States. The majority of the apartment complexes qualify for low-income housing tax credits and are subsidized through various other governmental low-income housing programs.

                                   The Company's interests in the profits and losses of the Partnerships where it serves as a general partner, either directly or through other partnership interests, varies between 0.001% and 5.0%.

                                   Unaudited Interim Financial Data

                                   The unaudited interim financial statements as of February 28, 2001, have been prepared on the same basis as the audited financial statements and, in the opinion of management, reflect all normal recurring adjustments necessary to present fairly the financial information therein, in accordance with accounting principles generally accepted in the United States of America.

                                   Principles of Consolidation

                                   The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries, WNC Capital Corporation, a California corporation ("WNC Capital"),
                                   WNC Management, Inc., a California
                                   corporation ("WNC Management") and WNC
                                   Holding, LLC, a California limited liability company ("WNC Holding"). All significant intercompany accounts and transactions have been eliminated in consolidation.

                                   WNC Capital is a registered broker/dealer in securities and provides wholesaling and investment advisory services to affiliates of the Company. WNC Capital is a member of the National Association of Securities Dealers and the Securities Investment Protection Corporation. WNC Capital does not carry customer accounts or hold securities for the accounts of its customers.

                                                          WNC & Associates, Inc.
                                       Consolidated Balance Sheets - (Continued)
                               February 28, 2001 (unaudited) and August 31, 2000

1.      Organization and Summary   WNC Management is in the business of
        of Significant Accounting  providing property management services to
        Policies (Continued)       low-income apartment complexes, the majority
                                   of which are owned by affiliates of the
                                   Company. WNC Holding was formed to purchase investments in local limited partnerships using funds from the secured warehouse line of credit. See Note 8. Such investments will be transferred to syndicated partnerships as investors are identified.

                                   Use of Estimates

                                   The preparation of balance sheets in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, as well as disclosure of contingent assets and liabilities at the date of the balance sheets. Significant estimates made by management include, but are not limited to, the collectibility of fees receivable, loans to property developers, offering and acquisition costs advanced, amounts due from partnerships, and the determination of deferred revenue and deferred income taxes. Actual results could materially differ from those estimates.

                                   Concentration of Credit Risk

                                   The Company, at times, maintains cash
                                   balances at certain financial institutions in excess of federally insured amounts.

                                   WNC Capital Corporation

                                   Net Capital Requirements

                                   WNC Capital, as a broker-dealer, is required under provisions of Rule 15c-1 of the Securities and Exchange Act of 1934 to maintain a ratio of aggregate indebtedness to net capital, as defined, not to exceed 15 to
                                   1. WNC Capital is also required to maintain minimum net capital equal to the greater of $5,000 or 6-2/3% of aggregate indebtedness. At February 28, 2001, WNC Capital had net capital of $241,056 (unaudited), which was $236,056 in excess of its required minimum capital and a ratio of aggregate indebtedness to net capital of 0 to 1.

                                                          WNC & Associates, Inc.
                                       Consolidated Balance Sheets - (Continued)
                               February 28, 2001 (unaudited) and August 31, 2000

1.    Organization and Summary
      of Significant Accounting
      Policies (Continued)         Broker/Dealer Registration

                                   As a broker/dealer, WNC Capital must register with the Securities and Exchange Commission and state agencies that govern compliance with securities laws in states where it conducts business. There is a risk that one or more regulatory authorities could determine that WNC Capital Corporation has not complied with securities laws, rules or regulations necessary for it to conduct business. Regulatory actions, if ever taken, could have an adverse effect on WNC Capital Corporation's financial condition and operating results.

                                   Fees Receivable

                                   Fees receivable primarily consist of
                                   syndication fees due from various
                                   Partnerships in which the Company acts as a sponsor for the Partnerships' capital offerings. Syndication fees are collected out of the Partnerships' initial capital proceeds. Fees receivable also include property management fees earned and uncollected. See Note 2.

                                   Warehouse Investments

                                   Warehouse investments consist of capital contributions, pre-development loans and deposits made to local limited partnerships in which the Company intends to syndicate an equity interest. Each loan is secured by the respective general partner's interest in the limited partnership and is repaid when the equity interest is acquired by a WNC syndicated Partnership. In the event an equity interest is not ultimately acquired and management determines that the loan may not be collectible, the loan is written off in that period. See Note 3.

                                                          WNC & Associates, Inc.
                                       Consolidated Balance Sheets - (Continued)
                               February 28, 2001 (unaudited) and August 31, 2000

1.      Organization and Summary   Offering Costs Advanced
        of Significant Accounting
        Policies (Continued)       Offering costs advanced represent amounts
                                   that the Company advances to the Partnerships for costs and expenses to produce offering materials and to qualify the Partnership interests for sale under the various state or Federal securities laws. Such advances are repaid to the Company out of the Partnerships' initial capital proceeds, and are subject to limitations, as defined, in the individual Partnership agreements.

                                   Acquisition Costs Advanced

                                   Acquisition Costs Advanced represent amounts advanced to Partnerships for capital costs and expenses relating to the acquisition of local limited partnership interests in apartment complexes. Such advances are repaid to the Company out of the Partnerships' initial capital proceeds and are subject to limitations, as defined, in the individual Partnership agreements.

                                   Due From Partnerships

                                   Due from Partnerships primarily includes amounts advanced to Partnerships in which the Company is the ultimate general partner for the payment of certain operating costs. Such amounts are non-interest bearing, due upon demand and are generally repaid from the Partnerships' cash flows and operating reserves in the subsequent month. When management determines an amount due from a partnership may not be recoverable, the advance is reserved for in that period. See
                                   Note 4.

                                   Property and Equipment

                                   Property and equipment are recorded at cost and are depreciated using the straight-line method over the estimated useful life of the related asset, generally from three to five years. Leasehold improvements and capitalized leases are amortized over the shorter of the life of the lease or the estimated useful life of the related asset. See Notes 5 and 9.

                                                          WNC & Associates, Inc.
                                       Consolidated Balance Sheets - (Continued)
                               February 28, 2001 (unaudited) and August 31, 2000

1.      Organization and Summary   Investments in Partnerships
        of Significant Accounting
        Policies (Continued)       The Company records its investments in
                                   Partnerships using the equity method, which recognizes the Company's proportionate share of income or loss as an increase or decrease in the investment in the Partnership. For those Partnerships where the Company is the general partner and losses have occurred in excess of the Company's investment, amounts are recorded as accumulated losses of Partnerships in excess of investments.

                                   Deferred Revenue

                                   Syndication fees which are collectible,
                                   pursuant to the terms of the partnership agreements, and which have not been recognized as fee income are deferred.
                                   As of February 28, 2001, and August 31, 2000, the Company had $781,444 (unaudited) and $1,144,338, repectively, of such deferred revenue.

                                   Income Taxes

                                   The Company accounts for income taxes under the provisions of Statement of Financial Accounting Standards No. 109 (SFAS 109), "Accounting For Income Taxes." Under the asset and liability method of SFAS 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the balance sheet carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under SFAS 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized as income in the period that includes the enactment date. See Note 10.

2.      Fees Receivable            Fees receivable from one public Partnership
                                   amounted to $138,151 (unaudited) as of
                                   February 28, 2001. Fees receivable from two private Partnerships and one public
                                   Partnership amounted to $1,472,809 and
                                   $123,860, respectively, as of August 31, 2000.

                                                          WNC & Associates, Inc.
                                       Consolidated Balance Sheets - (Continued)
                               February 28, 2001 (unaudited) and August 31, 2000


3.      Warehouse Investments      As of February 28, 2001, the Company had
                                   acquired a partnership interest in fifteen local limited partnerships and had made capital contributions aggregating $7,320,176
                                   (unaudited) and four outstanding loans to property developers totaling $705,000
                                   (unaudited). The loans provided for varying interest rates and terms, and were generally secured by the developers' interest in the properties to be constructed.


4.      Due From Partnerships      As of February  28,  2001,  the  Company  had
                                   amounts due from one  Partnership
                                   representing 60% (unaudited) of the total due from partnerships. As of August 31, 2000, the Company had amounts due from one Partnership representing 47% of the total due from partnerships.

5.      Property and Equipment     Property and equipment consisted of the
                                   following as of the balance sheets presented:

                                            February 28, 2001    August 31, 2000
                    ------------------------------------------------------------
                                                  (unaudited)
                    Furniture, fixtures,
                       equipment and
                       computer software           $  513,854        $  494,592
                    Leasehold improvements            135,070           123,922
                    Equipment under capital
                       leases (see Notes 8
                       and 12)                         61,971            61,971
                    ------------------------------------------------------------
                                                      710,895           680,485
                    Less:  accumulated
                       depreciation and
                       amortization                  (286,150)         (205,680)
                    ------------------------------------------------------------

                                                   $  424,745        $  474,805
                    ============================================================

                                                          WNC & Associates, Inc.
                                       Consolidated Balance Sheets - (Continued)
                               February 28, 2001 (unaudited) and August 31, 2000


6.      Other Assets           Other assets consisted of the following as of the
                               balance sheets presented:

                                            February 28, 2001    August 31, 2000
                    ------------------------------------------------------------
                                                  (unaudited)
                    Prepaid insurance              $  49,000          $  98,000
                    Management contracts
                        acquired, net of
                        accumulated
                        amortization                       -             49,996
                    Real estate joint
                        venture costs                 25,830             25,830
                    Equity participation
                        in rental property            25,000             25,000
                    Deposits and other assets         47,484             31,853
                    ------------------------------------------------------------

                                                  $  147,314         $  230,679
                    ============================================================

                                   The Company has an equity participation
                                   agreement with a key officer of the Company and his spouse. The key officer is also a stockholder of the Company. This agreement provided for a $64,990 investment by the Company to acquire a 50% interest in certain rental property owned by the key officer and his spouse. Pursuant to terms of this agreement, all income arising from the operations of the rental property, including income upon a sale or refinancing, is allocated 50% to the Company and 50% to the key officer and his spouse. The key officer and his spouse have indemnified the Company for any losses arising from the operation or sale of the rental property.

                                   The Company assesses the recoverability of real estate based investments by determining whether the asset balances can be recovered from their projected nondiscounted future cash flows. The amount of impairment, if any, is measured based on fair value and charged to operations in the period in which the impairment is determined by management.

                                                          WNC & Associates, Inc.
                                       Consolidated Balance Sheets - (Continued)
                               February 28, 2001 (unaudited) and August 31, 2000


8.      Line of credit (unaudited) The Company established a secured warehouse line of credit with US Bank that expires on December 1, 2001. The line of credit provides for borrowings of up to $14,500,000 at the bank's index rate less 1.0% (7.75% at February 28, 2001 (unaudited)) and was secured by assignment of the Company's interests in fifteen local limited partnerships acquired, for which amounts were borrowed. Borrowings aggregating $7,384,516 (unaudited) under this arrangement were outstanding as of February 28, 2001.

9.      Notes payable              Notes  payable as of February 28, 2001, is
                                   comprised of an unsecured bank loan with a remaining balance of $87,652 and a remaining balance of $12,597 (unaudited) due under certain capitalized lease obligations (see
                                   Note 12). The bank loan bears interest at the bank's index rate plus 0.25% (9.0% at February 28, 2001 (unaudited)), is due in monthly installments of principal and interest (approximately $2,550 as of February
                                   28, 2001 (unaudited)),  and  matures  in June
                                   2004. The bank loan may be repaid at any time without penalty.

                                   The capitalized lease obligation is due in monthly installments of $1,047, including interest imputed at 11.2%, and matures in January 2002.

                                                          WNC & Associates, Inc.
                                       Consolidated Balance Sheets - (Continued)
                               February 28, 2001 (unaudited) and August 31, 2000


10.      Income Taxes              The tax effect of temporary  differences that
                                   give rise to significant portions of the deferred tax assets and liabilities are as follows:

                                                             August 31, 2000
                                   ---------------------------------------------

                                   Deferred revenue             $    455,893
                                   Accrued bonus expense              79,669
                                   Reserves                          150,849
                                   Accrued vacation expense           26,291
                                   State taxes                        31,168
                                   ---------------------------------------------

                                   Deferred income tax asset
                                        before reserves              743,870

                                   Less:  valuation reserve                -
                                   ---------------------------------------------

                                   Deferred income tax asset    $    743,870
                                   =============================================

                                   Deferred tax liabilities:
                                    Installment sale accounting
                                        with respect to
                                        sale of tax credits     $         -
                                   Depreciation and
                                        amortization                (35,870)
                                   ---------------------------------------------

                                   Deferred income tax
                                        liability               $   (35,870)
                                   =============================================

                                   Net deferred income
                                        tax asset               $   708,000
                                   =============================================


                                   A valuation allowance has not been provided on the deferred income tax asset as of August 31, 2000. Management has determined that the future deductibility of items giving rise to the deferred income tax asset is more likely than not.

                                                          WNC & Associates, Inc.
                                       Consolidated Balance Sheets - (Continued)
                               February 28, 2001 (unaudited) and August 31, 2000


11.     Benefit Plans and          401(K) Profit Sharing Plan
        Transactions With
        Stockholders               The WNC & Associates, Inc. 401(K) Profit
                                   Sharing Plan (the "401(K) Plan") was
                                   established in 1998 and intended to qualify under Section 401(k) of the Internal Revenue
                                   Code. The 401(K) Plan covers substantially all employees of the Company. Participating employees are allowed to contribute up to the maximum dollar amount allowed by IRS regulations. The Company makes contributions to the 401(K) Plan at the discretion of management.

                                   Equity Participation Plan

                                   On September 1, 1998, the Company adopted an equity participation plan (the "EPP"). The EPP is designed to provide incentive to key employees to continue their employment with the Company. The EPP benefit vests at 20% per year with vesting ceasing upon termination of employment. The Company granted an EPP award of approximately $93,255 in 1999 and has accrued an obligation for the 1999 award totaling $41,974 (unaudited) as of February 28, 2001. There was no EPP award in 2000.

                                   Due From Officers and Stockholders

                                   Through 1998, an officer who is also the Company's majority stockholder borrowed an aggregate $95,000 from the Company under two notes bearing interest at 7.5% per annum. In 1994, another officer/stockholder borrowed $25,000 from the Company under a note bearing interest at 7.5% per annum. There have been no payments made on any of the three notes. The maturity dates of these three notes have been extended annually and the principal plus accrued interest is now due on March 31, 2001. The notes are included in stockholders' equity in the consolidated balance sheets for both periods presented.

                                                          WNC & Associates, Inc.
                                       Consolidated Balance Sheets - (Continued)
                               February 28, 2001 (unaudited) and August 31, 2000


12.     Commitments and            Guarantees
        Contingencies
                                   The Company maintains a warehousing line of credit with US Bank for the purpose of funding local limited partnership investments or loans to developers prior to the closing of the Partnerships' capital offerings. The
                                   Company is a guarantor of advances under the warehousing line, which totaled $7,384,516
                                   (unaudited) as of February 28, 2001. As of
                                   August 31, 2000, the Company was a guarantor of advances under a separate warehousing line maintained by one of the sponsored partnerships which totaled $10,132,000. These lines are repaid by the Partnerships out of initial proceeds from their capital offerings.

                                   Leases

                                   The Company leases office space, automobiles and certain office equipment under operating leases expiring through May 2003, and certain equipment under a capital lease expiring in January 2002.

                                   Aggregate, monthly, capital lease payments amount to $1,047 (unaudited) as of February 28, 2001. The leases are non-cancelable and require future minimum lease payments as follows:


                ----------------------------------------------------------------
                Years ending August 31,              Operating      Capitalized
                                                       Leases          Leases
                ----------------------------------------------------------------

                   2002                              $ 257,373       $   12,567
                   2003                                229,640            8,378
                   2004                                143,592                -
                ----------------------------------------------------------------

                Total minimum lease payments         $ 630,605           20,945

                Less: amounts representing
                    interest at 11.2%                                    (2,196)
                ----------------------------------------------------------------

                Present value of future
                    minimum capitalized
                    lease obligations                                $   18,749
                ----------------------------------------------------------------

                                   Litigation

                                   WNC Management is a defendant in a personal injury lawsuit recently filed against one of its managed properties. Discovery is proceeding, although it is too early to determine if the property or WNC Management will become liable for any potential settlement.

                                                          WNC & Associates, Inc.
                                       Consolidated Balance Sheets - (Continued)
                               February 28, 2001 (unaudited) and August 31, 2000


12.     Commitments and            The  property's  insurance  provider,  who is
        Contingencies              also  WNC  Management's  liability insurance
        (Continued)                provider,  is currently  coordinating mutual
                                   defense and is paying all legal costs as provided for under the policies. Management believes that the ultimate outcome of this lawsuit will not have a material effect on the Company's financial position.

                                   The Company serves as a limited and general partner to a local limited partnership that owns a certain Mississippi Property. Significant cost overruns, resulting from defects in construction, were incurred on the Mississippi Property and ultimately paid for by the Company prior to 1999. The limited partnership has filed suit against the architects and contractors. There have been various claims and counterclaims filed against the limited partnership and certain liens placed on the property. The ultimate outcome of these actions is unknown at this time. Management believes that potential future costs, if any, from the ultimate disposition of the aforementioned actions will not have a material effect on the Company's consolidated financial position.

                                   In connection with a sale of the Mississippi
                                   Property's limited partnership interests in
                                   1998, the Company was required to establish an escrow account for outstanding mechanics liens, relating to the litigation noted above, totaling $265,682. The balance in the escrow account, which is included in due from Partnerships, was $227,957 as of August 31, 2000 and, after payment of certain liens, $86,164 (unaudited) as of February 28, 2001. Such amount is included in due from Partnerships as of February 28, 2001, and August 31, 2000. Management has estimated possible legal expenses and settlement costs related to the outstanding mechanics liens in each period. As a result, a reserve was established as of August 31, 1998, in the amount of $140,000 and was increased to $207,000 as of August 31, 1999. Payments charged to the reserve were $100,000 and $0 for the periods ended February 28, 2001 and August 31, 2000, respectively, resulting in a remaining reserve balance of $29,792 (unaudited) and $129,792 at February 28, 2001, and August 31, 2000. Management believes that the remaining reserve will be adequate to resolve the remaining mechanics liens.

                                    EXHIBIT A
                            PRIOR PERFORMANCE TABLES


         The tables set forth below present financial information with respect to programs which were sponsored by WNC & Associates, Inc. Each of these programs is considered to have investment objectives similar to those of the Fund in that they each own interests in local limited partnerships which own properties generating low income housing tax credits and/or benefiting from some other form of government assistance. However, the principal investment objective of each of Palm Tree and Virgin Islands (included in Tables IV and V) was to provide income tax losses which its investors could use to offset taxable income from other sources. None of these tables are covered by the reports of independent public accountants set forth in this document.

         For additional information as to the investment objectives and policies of such prior programs see "Prior Performance Summary." Additional information concerning prior performance is included in Part II of the Registration Statement of the Fund and in the Form 10-K annual reports for the public programs which file such reports. Copies of these 10-K Forms are available to any investor upon request to the Sponsor. Any such request should be directed to the attention of Thomas J. Riha, WNC & Associates, Inc., 3158 Redhill Avenue, Suite 120, Costa Mesa, California 92626.

         The purpose of the tables is to provide information on the prior performance of these partnerships so as to permit a prospective investor to evaluate the experience of the Sponsor in sponsoring such limited partnerships. The tables consist of:

         Table I         Experience in Raising and Investing Funds
         Table II        Compensation to Sponsor
         Table III       Operating Results of Prior Programs
         Table IV        Results of Completed Programs
         Table V         Sales or Disposals of Properties


Definitions

The following terms used herein have the following meanings:

"Acquisition Cost" includes all costs related to the acquisition of local limited partnership interests, including equity contributions, acquisition and selection fees payable to the general partners and other fees and expenses incident to the acquisition of local limited partnership interests.

"Capital Contributions" represents the contributions by investors in the prior partnerships.

"Fund" means WNC Housing Tax Credit Fund VI, L.P., Series 8.

"GAAP" means generally accepted accounting principles as promulgated in the United States.

"Months to Invest 90% of Amount Available for Investment" means the length of time, in months, from the offering date to the date of the closing of acquisitions of local limited partnerships which, in the aggregate, represented the investment commitment of 90% of the amount available for investment.

"Percent leverage" means mortgage financing divided by total acquisition cost.

"Sponsor" means WNC & Associates, Inc. and its affiliates.

         IT SHOULD NOT BE ASSUMED THAT INVESTORS IN THE FUND WILL EXPERIENCE RETURNS, IF ANY, COMPARABLE TO THOSE EXPERIENCED BY INVESTORS IN THE PARTNERSHIPS DESCRIBED IN THE FOLLOWING TABLES. INVESTORS IN THE FUND WILL NOT HAVE ANY INTEREST IN ANY OF THE PARTNERSHIPS DESCRIBED IN THE TABLES OR IN ANY OF THE PROPERTIES OWNED BY THE LOCAL LIMITED PARTNERSHIPS IN WHICH THOSE PARTNERSHIPS HAVE INVESTED AS A RESULT OF THE ACQUISITION OF UNITS.

                                     TABLE I

TABLE I provides information regarding the raising and investing of funds by partnerships sponsored by the Sponsor which raised funds during the three-year period ended December 31, 2000. The table presents the aggregate dollar amount of the offering, the percentage of dollars raised which were used to pay offering costs, establish reserves and acquire investments, as well as information regarding the percent of leverage and the timing for both raising and investing funds. The information concerns investor capital contributions as the sole source of funds for investment and excludes the nominal capital contributions by the general partners.

                                                      TABLE I

                                       EXPERIENCE IN RAISING AND INVESTING FUNDS

                                         (January 1, 1998 - December 31, 2000)

                                                  PUBLIC OFERINGS
                                                  ---------------

                                    HTCF VI-5(a)            %        HTCF VI-6           %
                                    ------------      -------        ---------      ------
Dollar amount offered               $15,166,000                    $25,000,000
                                     ==========                     ==========

Dollar amount raised                $15,122,795         100.0      $20,456,595       100.0

Less offering expenses:
  Selling commissions & discounts
   paid to non-affiliates (b)           949,688           6.3        1,391,595         6.8
  Organizational expenses (c)         1,041,248           6.9        1,426,166         7.0

Reserves (d)                         (5,293,393)        (35.0)         934,009         4.6
                                   -------------        ------         -------         ---

Amount available for investment     $18,425,252         121.8      $16,704,825        81.6
                                     ==========         =====       ==========        ====

Acquisition costs:
  Prepaid items and fees
   related to purchase of
   local limited partnership
   interest                         $   149,215           1.0      $   111,334         0.5
 Total paid or to be paid for
  local limited partnership
  interests                          17,190,537         113.7       15,158,491        74.1
 Acquisition fees                     1,085,500           7.2        1,435,000         7.0
 Other                                        -           -.-                -         -.-
                                   ------------           ---      -----------         ---
 Other

 Total acquisition cost             $18,425,252         121.8       $16,704,825       81.6
                                  =============         =====     =============      =====

Percentage leverage (mortgage
  financing divided by total
  acquisition cost)                          46%                            46%

Date offering commenced                    6/97                           7/98

Length of offering (months)                  13                             11

Months to invest 90% of
  amount available for
  investment (measured from
  beginning of offering)                     14                             26
-------------------------------

(a)      Portion of offering raised prior to 1998 not presented.
(b)      Selling  commissions  were  first  paid  to  an  affiliated  broker-dealer  which  reallowed  all  selling commissions to non-affiliates.
(c)      Consists of estimated legal, accounting, printing and other organization and offering expenses paid by the partnership directly or indirectly through the sponsor.
(d)      Excess reserves were funded in 1997.

                                                                   UNAUDITED

                                                                 TABLE I

                                                EXPERIENCE IN RAISING AND INVESTING FUNDS

                                                  (January 1, 1998 - December 31, 2000)

                                                            PUBLIC OFFERINGS
                                                            ----------------

                                               HTCF VI-7           %       HTCF VI-8(a)            %
                                               ---------      ------       -----------        ------
Dollar amount offered                       $ 25,000,000                    $25,000,000
                                              ==========                     ==========

Dollar amount raised                        $ 18,829,445       100.0        $         -        100.0

Less offering expenses:
  Selling commissions & discounts
   paid to non-affiliates (b)                  1,238,290         6.6                  -            -
  Organizational expenses (c)                  1,131,000         6.0                  -            -

Reserves (d)                                   7,394,821        39.3                  -            -
                                               ---------        ----        ------------      ------

Amount available for investment              $ 9,065,334        48.1        $         -            -
                                               =========        ====        =============     ======

Acquisition costs:
  Prepaid items and fees
   related to purchase of
   local limited partnership interest         $  377,000         2.0        $         -            -
 Total paid or to be paid for local
  limited partnership interests                7,368,834        39.1                  -            -
 Acquisition fees                              1,319,500         7.0                  -            -
 Other                                                 -         -.-                  -          -.-
                                        ----------------         ---        ------------      ------

Total acquisition cost                       $ 9,065,334        48.1        $         -            -
                                               =========        ====       =============      ======

Percentage leverage (mortgage
  financing divided by total
  acquisition cost)                                  53%                             -%

Date offering commenced                             9/99                          11/00

Length of offering (months)                           14                            (e)

Months to invest 90% of
  amount available for
  investment (measured from
  beginning of offering)                             (d)                            (d)
-------------------------------

(a)      The minimum offering amount had not been received as of December 31, 2000.
(b)      Selling  commissions  were first paid to an  affiliated  broker-dealer  which  reallowed  all  selling commissions to non-affiliates.
(c)      Consists of estimated legal,  accounting,  printing and other  organization and offering expenses paid by the partnership directly or indirectly through the sponsor.
(d)      Not all  properties  have been  identified  as of December  31,  2000.  Therefore  uninvested  amounts are included in reserves.
(e)      Offering was continuing as of December 31, 2000.

                                                              UNAUDITED

                                                                   TABLE I

                                                  EXPERIENCE IN RAISING AND INVESTING FUNDS

                                                     (January 1, 1998 - December 31, 2000)

                                                       P R I V A T E   O F F E R I N G S
                                                       ---------------------------------
                                      One Partnership            Two Partnerships           Four Partnerships
                                         Organized in                Organized in                Organized in
                                                 1998         %              1999        %               2000        %
                                        -------------     -----     -------------    -----      -------------    -----
Dollar amount offered                     $20,000,000                 $80,000,000                 $72,348,115
                                           ==========                  ==========                  ==========

Dollar amount raised                      $19,566,529     100.0       $73,852,354    100.0        $72,348,115     100.0

Less offering expenses:
  Selling commissions & discounts (a)               -       0.0           511,197       .7            768,483       1.1
  Organizational expenses (b)                 440,247       2.3         1,201,271      1.6            407,701        .6
  Reserves (c)                                989,777       5.1        11,719,142     15.9         21,798,913      30.1
                                              -------       ---        ----------     ----         ----------      ----


Amount available for investment           $18,136,505      92.7       $60,420,744     81.8        $49,373,018      68.2
                                           ==========      ====        ==========     ====         ==========      ====

Acquisition costs:                                                                       .
  Prepaid items and fees
    related to purchase of
    local limited partnership interest     $  342,414       1.7       $ 1,175,266      1.6          $ 715,619       1.0
 Total paid or to be paid for local
   limited partnership interests           16,769,395      85.7        56,623,853     76.7         45,673,585      63.1
   Acquisition fees                           782,661       4.0         2,402,541      3.3          2,405,361       3.3
   Other                                      242,035       1.2           219,084       .3            578,453        .8
                                           ----------      ----       -----------     ----         ----------      ----


Total acquisition cost                    $18,136,505      92.7       $60,420,744     81.8        $49,373,018      68.2
                                           ==========      ====        ==========     ====         ==========      ====

Percent leverage (mortgage
  financing divided by total
  acquisition cost)                               50%                      52-56%                         49%

Date offering commenced                          5/98                1/99 - 10/99                1/99 - 10/99

Length of offering (months)                         4                        4-9                          4-9

Months to invest 90% of
  amount available for
  investment (measured from
  beginning of offering)                            7                          19                         (c)
------------------------------

(a)      Selling commissions were first paid to an affiliated broker-dealer which reallowed $505,409 and $389,252 to non-affiliates for the two partnerships organized in 1999 and the four partnerships organized in 2000, respectively.
(b)      Consists of estimated legal,  accounting,  printing and other  organization and offering expenses paid by the partnership directly or indirectly through the sponsor.
(c)      Not all  properties  have been  identified  as of December  31,  2000.  Therefore  uninvested  amounts are included in reserves.





                                                                    A-6
                                                                 UNAUDITED

                                    TABLE II

TABLE II presents information concerning the cumulative compensation paid to the Sponsor for the period from January 1, 1998 to December 31, 2000, with respect to programs presented in TABLE I and on an aggregate basis with respect to all other programs which have been sponsored by the Sponsor.

                                                                    TABLE II

                                                            COMPENSATION TO SPONSOR

                                                      January 1, 1998 - December 31, 2000)

                                                                PUBLIC OFFERINGS
                                                                ----------------
                                                            HTCF VI-5             HTCF VI-6            HTCF VI-7
                                                            ---------             ---------            ---------
Date offering commenced                                          6/97                  7/98                 9/99

Dollar amount raised                                      $15,122,795           $20,456,595          $18,829,445

Amount paid to sponsor from
  proceeds of offering: (a)
     Dealer manager fees                                      358,227               410,000              302,580
     Acquisition fees                                       1,052,982             1,435,000            1,319,500
     Non-accountable offering expense                         179,113               205,000              748,151
     Other                                                          -                19,055              153,120

Dollar amount of cash generated
  from operations before
  deducting payments to sponsor                             (453,968)               205,248              203,937

Amount paid to sponsor from operations:
   Property management fees                                         -                     -                    -
   Asset  management fees(b)                                  179,267                92,162               10,218
   Reimbursements                                                   -                     -                    -
   Leasing commissions                                              -                     -                    -

Dollar amount of property sales and
  refinancing before deducting payments
  to sponsor:
     Cash                                                           -                     -                    -
     Notes                                                          -                     -                    -

Amount paid to sponsor from property
  sales and refinancing:
     Real estate commissions                                        -                     -                    -
     Subordinated disposition fee                                   -                     -                    -
     Other                                                          -                     -                    -
------------------------------------

(a)      Represents amounts paid to sponsor which were not reallowed to non-affiliates.
(b)      Asset management fees were paid from  partnership reserves in the instances where amounts paid to sponsor from operations exceed dollar amount of cash generated from operations.










                                                                      A-8
                                                                   UNAUDITED

                                                            TABLE II

                                                    COMPENSATION TO SPONSOR

                                           (January 1, 1998 - December 31, 2000)

                                                       PUBLIC OFFERINGS
                                                       ----------------

                                               HTCF VI-8      Thirteen Other Public Programs
                                               ---------      ------------------------------
Date offering commenced                            11/00              1997 and prior

Dollar amount raised                              $    -                $165,811,336

Amount paid to sponsor from
  proceeds of offering: (a)
     Dealer manager fees                               -                       1,700
     Acquisition fees                                  -                     234,786
     Non-accountable offering costs                    -                       1,700
     Other                                             -                           -

Dollar amount of cash generated
  from (used in) operations before
  deducting payments to sponsor                        -                      47,305

Amount paid to sponsor from operations:                -                           -
   Property management fees                            -                     865,366
   Asset management fees (b)                           -                           -
   Reimbursements                                      -                           -
   Leasing commissions

Dollar amount of property sales and
  refinancing before deducting
  payments to sponsor:                                 -                           -
     Cash                                              -                           -
     Notes

Amount paid to sponsor from property
  sales and refinancing:
     Real estate commissions                           -                           -
     Incentive fee                                     -                           -
     Other                                             -                           -
------------------------------------

(a)      Represents amounts paid to sponsor which were not reallowed to non-affiliates.
(b)      Asset management fees were paid from partnership reserves in the instances where amounts paid to sponsor from operations exceed dollar amount of cash generated from operations.









                                                                    A-9
                                                                 UNAUDITED

                                                                      TABLE II

                                                              COMPENSATION TO SPONSOR

                                                      (January 1, 1998 - December 31, 2000)

                                                                 PRIVATE OFFERINGS
                                                                 -----------------
                                         One Partnership  Two Partnerships      Four Partnerships         One Hundred-Six
                                            Organized in      Organized in           Organized in           Other Private
                                                    1998              1999                   2000            Partnerships
                                         ---------------  ----------------      -----------------         ---------------
Date offering commenced                             5/98           Various                Various            1997 & prior

Dollar amount raised                         $19,566,500      $ 73,852,354            $72,348,115                    N/A

Amount paid to sponsor from
  proceeds of offering: (a)
     Underwriting fees                                 -             5,788                379,231                      -
     Acquisition fees                            782,661         2,401,926              1,334,393                      -
     Non-accountable acquisition costs           342,414         1,160,709                553,084                      -
     Other                                             -           310,962                508,795                      -

Dollar amount of cash generated
  from (used in) operations before
  deducting payments to sponsor                 (57,932)          (366,719)               146,469                    N/A

Amount paid to sponsor from operations:
   Property management fees                            -                 -                      -                      -
   Asset management fees (b)                     199,299           307,781                      -                611,882
   Reimbursements                                      -                 -                      -                 58,000
   Leasing commissions                                 -                 -                      -                      -


Dollar amount of property sales and
  refinancing before deducting payments
  to sponsor:
     Cash                                              -                 -                      -              2,867,791
     Notes                                             -                 -                      -                741,529


Amount paid to sponsor from property
  sales and refinancing:
     Real estate commissions                           -                 -                      -                      -
     Incentive fee                                     -                 -                      -                      -
     Other                                             -                 -                      -                 24,662
------------------------------------

(a)      Represents amounts paid to sponsor which were not reallowed to non-affiliates.
(b)      Asset management fees were paid from partnership reserves in the instances where amounts paid to sponsor from operations exceed dollar amount of cash generated from operations.







                                                                     A-10
                                                                  UNAUDITED

                                    TABLE III

TABLE III presents the operating results for all partnerships sponsored by the Sponsor which closed during the five years ended December 31, 2000. The prior partnerships are structured as investment partnerships acquiring interests in operating partnerships. The investment partnerships account for such investments using the equity method of accounting which recognizes each of such partnership's pro rata share of the operating partnership's total income or loss. Revenues generated by the investment partnerships consist substantially of interest on short-term investments. This interest income generally decreases after the initial two years of operations as funds available for investment decrease. This decrease in funds arises from the investment partnership's payments of capital contributions due.

"Cash generated from (used in) operations" is per each program's Statement of Cash Flows.

Other information included in TABLE III includes data on cash generated from operations and tax and cash distribution information per $1,000 invested, including tax credit allocations.

                                                                      TABLE III

                                                       OPERATING RESULTS OF PRIOR PROGRAMS

                                                                      HTCF V-3
                                                                      --------
                                        1995(a)        1996         1997         1998      1999(d)       2000(e)      2001(f)
                                        -------     -------      -------      -------      -------       -------      -------
Gross revenue                         $  3,487    $209,940    $ 121,703     $ 55,326      $ 9,994      $ 35,848     $ 13,950
Less:
   Operating expenses                   12,379      69,130       66,884       71,626       21,510        97,136      145,343
   Interest                                  -          -            -            -            -             -            -
   Depreciation and amortization           454      23,436       34,605       35,765        8,875        42,439       33,032
   Impairment on investments in
     local partnerships                      -           -            -            -            -       995,804            -
   Equity in losses in local
     partnerships                          343     185,071      789,697    1,175,333      293,818       853,824      536,385
                                        -------    --------   ---------    ---------      -------       -------      -------
Net income (loss) - GAAP basis         $(9,689)   $(67,697)  $ (769,483) $(1,227,398)   $(314,209)  $(1,953,355)   $(700,810)
                                       ========   =========  =========== ============   ==========  ============   ==========

Taxable income (loss) from operations  $ 2,522   $(128,969) $(1,060,301) $(1,409,234) $(1,422,550)  $(1,020,360)         N/A
                                       ========   =========  =========== ============   ==========  ============        =====

Cash generated (used) from operations  $ 3,402   $(205,999)   $ 102,215    $  60,991    $ (45,335)    $ (59,825)   $(230,580)
Cash generated from sales                    -           -            -            -            -             -            -
Cash generated from refinancing              -           -            -            -            -             -            -

Less: Cash distributions to investors        -           -            -            -            -             -            -
                                      ---------  ----------  ----------   ----------   ----------      ---------   ----------
Cash generated (deficiency) after
  cash distributions and special
  items                                $ 3,402   $ (205,999)  $ 102,215    $  60,991    $ (45,335)    $ (59,825)   $(230,580)
                                       ========   ========== =========== ============   ==========  ============   ==========

                                                      TAX AND DISTRIBUTION DATA PER $1,OOO INVESTED
                                                      ---------------------------------------------
Federal income tax results
  Ordinary income (loss)
     From operations                    (b) $2    (b) $(26)         $(58)       $(78)         $(78)         $(56)         N/A
     From recapture                          -           -             -           -             -             -          N/A
  Capital gain (loss)                        -           -             -           -             -             -          N/A

Federal tax credits                     (b)  3    (b)   59            83         131           137           136          N/A
California tax credits                       -           -             -           -             -



Cash distributions to investors
  Source (on GAAP basis)
      Investment income                      -           -             -           -             -             -            -
      Return of capital                      -           -             -           -             -             -            -
  Source (on cash basis)
      Sales                                  -           -             -           -             -             -            -
      Refinancing                            -           -             -           -             -             -            -
      Operations                             -           -             -           -             -             -            -
      Other                             (c)  5           -             -           -             -             -            -


Amount (in percentage terms)
remaining invested in program
properties at end of year
(original total acquisition
costs of properties retained
divided by total original
acquisition costs of all
properties)                                100%        100%         100%         100%          100%          100%         100%
--------------------------------

(a)      Partial year of operations.
(b)      Tax income (losses) and tax credits allocated to an investor in the first two years are dependent upon an investor's entry date. Amount shown is that allocated to initial investors.
(c)      This amount was distributed in 1995 by the general partner and not by the partnership.
(d)      Year end was changed in 1999 for GAAP.  GAAP information is for three months ended March 31, 1999, and tax information is for year ended December 31, 1999.
(e)      GAAP information is for year ended March 31, 2000, and tax information for is for year ended December 31,
         2000.
(f)      Nine months ended December 31, 2000 - unaudited.
N/A      Tax results are not available until the preparation of the partnership's 2001 tax returns.

                                                                     A-12
                                                                  UNAUDITED

                                                                      TABLE III

                                                       OPERATING RESULTS OF PRIOR PROGRAMS

                                                                      HTCF V-4
                                                                      --------
                                       1996(a)          1997          1998      1999(c)       2000(d)       2001(e)
                                       -------       -------       -------      -------       -------       -------
Gross revenue                          $15,529      $225,609      $231,113      $39,963      $114,485       $66,149
Less:
   Operating expenses                   30,183        86,206        79,139       24,485       109,807        71,030
   Interest                                  -             -             -            -             -             -
   Depreciation and amortization         2,851        42,034        56,694       14,892        59,566        44,673
   Equity in losses (income) in
     local partnerships                 29,329       334,756     1,010,334      249,437     1,146,270       853,017
                                     ---------     ---------     ---------    ---------    ----------     ---------

Net income (loss) - GAAP basis       $ (46,834)    $(237,387)   $ (915,054)  $ (248,851)  $(1,201,158)   $ (902,571)
                                     ==========    ==========    ==========  ===========  ============   ===========
Taxable income (loss) from
operations                           $ (23,166)    $(209,411)  $(1,154,795) $(1,444,704)  $(1,528,478)          N/A
                                     ==========    ==========    ==========  ===========  ============       =======
Cash generated (used) from
  operations                           $ 4,010     $  94,732    $  297,891    $  75,111   $ (121,756)     $ (4,126)
Cash generated from sales                    -             -             -            -             -             -
Cash generated from refinancing

Less: Cash distributions to
  investors                                  -             -             -            -             -             -
                                      ---------     ---------     ---------    ---------    ----------     ---------
Cash generated  (deficiency)  after
cash distributions and special items  $  4,010     $  94,732    $  297,891    $  75,111   $ (121,756)     $ (4,126)
                                     ==========    ==========    ==========  ===========  ============   ===========

                                                            TAX AND DISTRIBUTION DATA PER $1,OOO INVESTED
                                                            ---------------------------------------------
Federal income tax results
  Ordinary income (loss)
     From operations                  (b)   $5     (b)  $(4)          $(52)        $(66)       (69)             N/A
     From recapture                          -            -              -            -          -              N/A
  Capital gain (loss)                        -            -              -            -          -              N/A

Federal tax credits                   (b)   14     (b)   19             80          104        114              N/A
California tax credits                       -            -              -            -          -                -


Cash distributions to investors              -            -              -            -          -                -

Amount (in percentage terms)
 remaining invested in program
 properties at end of year
 (original total acquisition costs
 of properties retained divided by
 total original acquisition costs
 of all properties)                        100%         100%           100%         100%       100%             100%
--------------------------------

(a)     Partial year of operations.
(b)     Tax income (losses) and tax credits allocated to an investor in the first two years are dependent upon an investor's entry date. Amount shown is that allocated to initial investors.
(c)     Year end was changed in 1999 for GAAP. GAAP information is for three months ended March 31, 1999, and tax information is for year ended December 31, 1999.
(d)     GAAP information is for year ended March 31, 2000, and tax information is for year ended December 31, 2000.
(e)     Nine months ended December 31, 2000 - unaudited.
N/A     Tax results are not available until the preparation of the partnership's 2001 tax returns.

                                                                 A-13
                                                              UNAUDITED

                                                            TABLE III

                                             OPERATING RESULTS OF PRIOR PROGRAMS

                                                            CHTC IV-5
                                                            ---------

                                            1996(a)         1997          1998       1999      2000(c)
                                            -------      -------       -------    -------      -------
Gross revenue                              $ 54,573     $ 78,454      $ 65,634   $ 75,185    $  33,447
Less:
   Operating expenses                         1,393       25,517        31,242     50,935       31,485
   Interest                                       -            -             -          -            -
   Depreciation and amortization              7,753       11,352        12,319     12,385       12,846
   Equity in losses (income) in
     local partnerships                         (15)     146,305       220,498    300,929      300,929
                                            --------     -------       -------    -------      -------

Net income (loss) - GAAP basis             $ 45,442   $ (104,720)   $ (198,425)  $(289,064)  $(311,813)
                                          ==========   ==========    ==========  ==========   =========
Taxable income (loss) from operations      $ 45,427   $ (84,003)    $ (198,375)  $(338,394)  $(362,342)
                                          ==========   ==========    ==========  ==========   =========

Cash generated (used) from operations      $159,328   $ (39,216)     $  49,804    $ 20,411   $ (30,090)
Cash generated from sales                         -           -              -           -           -
Cash generated from refinancing                   -           -              -           -           -

Less: Cash distributions to investors             -           -              -           -           -
                                           --------     --------      --------    --------     --------

Cash  generated   (deficiency)  after
cash distributions and special items       $159,328   $ (39,216)     $  49,804    $ 20,411  $ (30,090)
                                         ==========   ==========    ==========  ==========   =========



                                         TAX AND DISTRIBUTION DATA PER $1,OOO INVESTED
                                         ---------------------------------------------
Federal income tax results
  Ordinary income (loss)
     From operations                     (b)  $10         $(13)          $(30)       $(19)       $(55)
     From recapture                             -             -              -           -           -
  Capital gain (loss)                           -             -              -           -           -

Federal tax credits                             -            31             76          95         107
California tax credits                          -            67             67          67          15

Cash distributions to investors                 -             -              -           -           -

Amount (in percentage terms)
 remaining invested in program
 properties at end of year (original
 total acquisition costs of properties
 retained divided by total original
 acquisition costs of all properties)         100%          100%           100%        100%        100%
--------------------------------

(a)       Partial year of operations.
(b)       Tax income (losses) and tax credits allocated to an investor in the first year are dependent upon an investor's entry date. Amount shown is that allocated to initial investors.
(c)       Year ended December 31, 2000.  Unaudited.  Audit not yet available.


                                                                 A-14
                                                              UNAUDITED

                                                            TABLE III

                                                OPERATING RESULTS OF PRIOR PROGRAMS

                                        \---------------------HTCF VI-5-----------------------/
                                            1997(a)        1998          1999(c)        2000(d)          (2001(e)
                                          ---------   ---------        ---------      ---------         ---------
Gross revenue                             $ 10,012    $ 286,005       $   14,427      $ 130,017       $   12,945
Less:
   Operating expenses                        7,843       73,811           20,249        121,895          214,018
   Interest                                      -           16                -              -                -
   Write off of advances to a Local                                                                            -
      Limited Partnership                        -            -                -        402,243
   Depreciation and amortization             2,256       47,350           15,334         64,459           48,402
   Loss from sale of securities                  -            -                -        188,483                -
  Equity in losses (income) in
      local partnership                     (2,395)     110,194           22,000      1,139,225       (1,030,912)
                                          ---------   ---------        ---------      ---------       -----------
Net income (loss) - GAAP basis            $  2,308    $  54,634       $  (43,156)  $ (1,786,288)    $ (1,280,387)
                                         ==========   ==========      ===========  =============    =============

Taxable income (loss)from operations      $  9,308    $ (78,171)      $ (854,148)  $ (2,999,847)             N/A
                                         ==========   ==========      ===========  =============    =============

Cash generated (used) from operations     $  1,839    $(115,775)      $   15,016   $   (209,600)    $  (284,404)
Cash generated from sales                         -            -               -              -                -
Cash generated from refinancing                   -            -               -              -                -

Less: Cash distributions to investors             -            -               -              -                -
                                          ---------    ----------       ---------      ---------        ---------
Cash  generated  (deficiency)  after
cash distributions and special items      $  1,839    $(115,775)      $   15,016     $ (209,600)      $ (284,404)
                                         ==========   ===========     ===========  =============    =============



                                                       TAX AND DISTRIBUTION DATA PER $1,OOO INVESTED
                                                       ---------------------------------------------
Federal income tax results
  Ordinary income (loss)
     From operations                        (b)  $1     (b)  $(4)         $  (30)        $ (119)             N/A
     From recapture                               -            -               -              -              N/A
  Capital gain (loss)                             -            -              (8)             -              N/A

Federal tax credits                               -     (b)   20              48             84              N/A
California tax credits                            -            -               -              -
                                                               -

Cash distributions to investors                   -            -               -              -                -

Amount (in percentage terms)
 remaining invested in program
 properties at end of year
 (original total acquisition
 costs  of properties retained
 divided by total original
 acquisition costs of all
 properties)                                    100%         100%            100%           100%             100%
--------------------------------

(a)     Partial year of operations.
(b)     Tax income (losses) and tax credits allocated to an investor in the first two years are dependent upon an investor's entry date. Amount shown is that allocated to initial investors.
(c)     Year end was changed in 1999 for GAAP. GAAP information is for three months ended March 31, 1999, and tax information is for year ended December 31, 1999.
(d)     GAAP information is for year ended March 31, 2000, and tax information is for year ended December 31, 2000.
(e)     Nine months ended December 31, 2000  - unaudited.
N/A     Tax results are not available until the preparation of the partnership's 2001 tax returns.

                                                                      A-15
                                                                    UNAUDITED


                                                                     TABLE III

                                                        OPERATING RESULTS OF PRIOR PROGRAMS

                                            \-------------------------HTCF VI-6-------------------/
                                                                      ---------
                                                1998         1999(c)       2000(d)         2001(e)
                                            ---------      ---------     ---------       ---------
Gross revenue                                 $ 6,003      $  15,869     $ 237,012        $112,267
Less:
   Operating expenses                           4,449         13,911        93,824          95,328
   Interest                                         -              -             -               -
   Depreciation and amortization                3,055          5,207        45,619          38,661
   Loss from sale of securities                     -              -        85,727               -
   Equity in losses (income) in
     local partnerships                       (60,610)       (47,263)       520,281         372,543
                                             ---------      ---------      --------        --------
Net income (loss) - GAAP basis              $ (59,109)     $  44,014     $ (508,439)      $(394,265)
                                            ==========     ==========    ==========       ==========
Taxable income (loss) from operations       $ (2,843)    $ (422,354)     (838,425)             N/A
                                            ==========     ==========    ==========       ==========

Cash generated (used) from operations         $ 1,554      $  34,356     $  28,533     $    48,643
Cash generated from sales                           -              -             -               -
Cash generated from refinancing                     -              -             -               -

Less:  Cash distributions to investors              -              -             -               -
                                            ---------      ---------      --------        --------
Cash generated (deficiency) after cash
  distributions and special items             $ 1,554       $ 34,356     $  28,533     $   48,643
                                            ==========     ==========    ==========       ==========

                                             TAX AND DISTRIBUTION DATA PER $1,OOO INVESTED
                                             ---------------------------------------------
Federal income tax results
  Ordinary income (loss)
     From operations                         (b) $(1)         (b) $2           (40)            N/A
     From recapture                                -               -             -             N/A
  Capital gain (loss)                              -               -             -             N/A

Federal tax credits                                -              25            72             N/A
California tax credits                             -               -             -               -

Cash distributions to investors                    -               -             -               -

Amount (in percentage terms)
 remaining invested in program
 properties at end of year (original
 total acquisition costs of properties
 retained divided by total original
 acquisition costs of all properties)
                                                100%            100%          100%            100%
--------------------------------

(a)     Partial year of operations.
(b)     Tax income (losses) and tax credits allocated to an investor in the first two years are dependent upon an investor's entry date. Amount shown is that allocated to initial investors.
(c)     Year end was changed in 1999 for GAAP. GAAP information is for three months ended March 31, 1999, and tax information is for year ended December 31, 1999.
(d)     GAAP information is for year ended March 31, 2000, and tax information is for the year ended December 31, 2000.
(e)     Nine months ended December 31, 2000 - unaudited.
N/A     Tax results are not available until the preparation of the partnership's 2001 tax returns.




                                                                 A-16
                                                              UNAUDITED

                                                                       TABLE III

                                                           OPERATING RESULTS OF PRIOR PROGRAMS

                                          \-----------------HTCF VI-7------------/     \-----HTCF VI-8-----/
                                                            ---------                        ---------
                                              1999(a)        2000(c)       2001(d)              2001(d)
                                           ----------      ---------     ---------            ---------
Gross revenue                                       -      $  36,456     $ 232,255              $     -
Less:
   Operating expenses                               -          4,356        53,892                    -
   Interest                                         -              -        26,388                    -
   Depreciation and amortization                    -          4,398             -                    -
   Loss from sale of securities                     -              -                                  -
   Equity in losses (income) in
     local partnerships                             -              -       204,434                    -
                                           ----------      ---------     ---------            ---------

Net income (loss) - GAAP basis             $        -      $  27,702    $ (52,459)            $       -
                                           ===========    ===========  ===========           ==========

Taxable income (loss) from operations        $  4,672  $   (404,406)           N/A                  N/A
                                           ===========    ==========        ======               ======
Cash generated (used) from operations          $    -      $  27,424     $ 194,258                 $  -
Cash generated from sales                           -              -             -                    -
Cash generated from refinancing                     -              -             -                    -

Less:  Cash distributions to investors              -              -             -                    -
                                           ----------      ---------     ---------            ---------
Cash generated (deficiency) after cash
  distributions and special items          $        -       $  27,424     $ 194,258       $           -
                                           ===========    ===========  ===========           ===========


                                                TAX AND DISTRIBUTION DATA PER $1,OOO INVESTED
                                                ---------------------------------------------
Federal income tax results
  Ordinary income (loss)
     From operations                         (b) $(1)       (b) $(22)          N/A                  N/A
     From recapture                                -               -           N/A                  N/A
  Capital gain (loss)                              -               -           N/A                  N/A

Federal tax credits                                -        (b)    5           N/A                  N/A
California tax credits                             -               -             -                    -

Cash distributions to investors                    -               -             -                    -

Amount (in percentage terms)
 remaining invested in program
 properties at end of year (original
 total acquisition costs of properties
 retained divided by total original
 acquisition costs of all properties)            100%            100%          100%                 100%
--------------------------------

(a)      No  operations  for GAAP for year  ended  3/31/99.  Partial  year for tax  information  for the year ended December 31,
         1999.
(b)      Tax income (losses) and tax credits allocated to an investor in the first two years are dependent upon an investor's entry date. Amount shown is that allocated to initial investors.
(c)      GAAP information is for year ended March 31, 2000, and tax information is for the year ended December 31, 2000.
(d)      Nine months ended December 31, 2000 - unaudited.
N/A      Tax results are not available until the preparation of the partnership's 2001 tax returns.






                                                                 A-17
                                                               UNAUDITED

                                                                 TABLE III

                                                  OPERATING RESULTS OF PRIOR PROGRAMS

                                                               THREE PRIVATE
                                                       OFFERINGS CLOSED DURING 1997
                                                       ----------------------------
                                             1997(a)              1998              1999         2000(b)
                                         -----------       -----------       -----------     -----------
Gross revenue                            $   143,224       $   237,088         $ 162,879      $   78,236
Less:
   Operating expenses                         49,871           435,528           373,675         317,772
   Interest                                  355,783         2,327,233           387,405               -
   Write off of advances to a Local
      Limited Partnership                          -                 -                 -         113,089
   Depreciation and amortization             652,264           101,883           133,650         216,988
   Realized loss on investments                    -                 -           161,975               -
   Equity   in   losses   in  local
      partnerships                           690,667         2,960,140         3,611,204       3,558,862
                                         ------------      ------------      ------------    ------------
Net income (loss) -GAAP basis            $(1,480,968)      $ (5,587,696)      $(4,505,030)   $(4,128,475)
                                          ===========       ============      ============   ============
Taxable income (loss) from operations    $(1,733,726)     $ (6,037,086)      $(5,664,853)    $(5,091,564)
                                          ===========       ============      ============   ============

Cash generated (used) from operations    $    25,022       $  (174,053)     $ (3,495,325)    $  (184,629)
Cash generated from sales                          -                  -                 -               -
Cash generated from refinancing                    -                  -                 -               -

Less: Cash distributions to investors              -                  -                 -               -
                                         ------------      ------------      ------------    ------------
Cash generated  (deficiency)  after
cash distributions and special items     $    25,022       $  (174,053)      $(3,495,325)    $  (184,629)
                                         ============      ============      ============    ============

                                              TAX AND DISTRIBUTION DATA PER $1,OOO INVESTED (c)
                                              ------------------------------------------------
Federal income tax results
  Ordinary income (loss)
     From operations                           $(26)              $(89)             $(84)           $ (77)
     From recapture                               -                  -                 -                -
  Capital gain (loss)                             -                  -                 -                -

Federal tax credits                              17                 67               108              112
California tax credits                            3                 17                11               26

Cash distributions to investors                   -                  -                 -                -

Amount (in percentage terms)
 remaining invested in program
 properties at end of year
 (original total acquisition costs
 of properties retained divided by
 total original acquisition costs
 of all properties)                             100%               100%              100%             100%
--------------------------------

(a)      Partial year of operations.
(b)      Unaudited.  Audit not yet available
(c)      Weighted average.



                                                                 A-18
                                                              UNAUDITED

                                                           TABLE III

                                             OPERATING RESULTS OF PRIOR PROGRAMS

                                                          ONE PRIVATE
                                                   OFFERING CLOSED DURING 1998
                                                   ---------------------------
                                                  1998(a)          1999        2000(b)
                                               -----------   -----------    -----------
Gross revenue                                   $   7,097     $  62,687     $   74,242
Less:
   Operating expenses                              82,975       176,296        132,028
   Interest                                             -         7,304
   Depreciation and amortization                    7,104        34,184         34,184
   Equity in losses in local
     partnerships                                 162,694       569,800        930,109
                                               -----------   -----------    -----------
Net income (loss) -GAAP basis                 $ (245,676)    $ (724,897)   $(1,022,079)
                                             ============   ============   ============

Taxable income (loss) from operations         $ (390,783)    $ (975,576)    (1,502,890)
                                             ============   ============   ============
Cash generated (used) from operations         $ (638,193)    $ (158,428)    $  539,390
Cash generated from sales                              -              -              -
Cash generated from refinancing                        -              -              -

Less: Cash distributions to investors                  -              -              -
                                              -----------    -----------    -----------
Cash generated  (deficiency)  after
cash distributions and special items          $ (638,193)    $ (158,428)      $ 539,390
                                             ============   ============   ============

                                   TAX AND DISTRIBUTION DATA PER $1,OOO INVESTED
                                   ---------------------------------------------
Federal income tax results
  Ordinary income (loss)
     From operations                               $(20)          $(50)          $(77)
     From recapture                                   -              -              -
  Capital gain (loss)                                 -              -              -

Federal tax credits                                   3             41            109
Federal historic rehabilitation
  credits                                            19              -              -
California tax credits                                -              -              -

Cash distributions to investors                       -              -              -

Amount (in percentage terms)
 remaining invested in program
 properties at end of year
 (original total acquisition costs
 of properties retained divided by
 total original acquisition costs
 of all properties)                                 100%           100%           100%
--------------------------------

(a)      Partial year of operations.
(b)      Unaudited.  Audit not yet available



                                                                 A-19
                                                              UNAUDITED

                                                                     TABLE III

                                                       OPERATING RESULTS OF PRIOR PROGRAMS


                                                   TWO PRIVATE                      FOUR PRIVATE
                                           OFFERINGS CLOSED DURING 1999    OFFERINGS CLOSED DURING 2000
                                           ----------------------------    ----------------------------
                                               1999(a)          2000(b)               2000(a)(b)
                                           -----------      -----------              -----------
Gross revenue                               $ 213,108      $   370,279             $    157,767
Less:
   Operating expenses                         602,679          418,745                  199,226
   Interest                                   652,497        1,121,373                  752,528
   Depreciation and amortization               40,257          238,306                  178,808
   Equity   in   losses   in  local         1,041,720        3,946,909                   41,882
                                          ------------     ------------             ------------
partnerships

Net income (loss)-GAAP basis              $(2,124,045)     $(5,355,054)             $(1,014,677)
                                          ============     ============             ============

Taxable income (loss) from operations     $   984,260      $(6,747,616)             $(1,263,298)
                                          ============     ============             ============
Cash generated (used) from operations     $  (809,226)     $  (182,944)             $   146,469
Cash generated from sales                           -                -                        -
Cash generated from refinancing                     -                -                        -

Less: Cash distributions to investors               -                -                        -
                                          ------------     ------------             ------------
Cash generated  (deficiency)  after
cash distributions and special items       $ (809,226)      $ (182,944)             $   146,469
                                          ============     ============             ============

                             TAX AND DISTRIBUTION DATA PER $1,OOO INVESTED(c)
                             ------------------------------------------------
Federal income tax results
  Ordinary income (loss)
     From operations                             $(80)            $(86)                   $ (60)
     From recapture                                 -                -                        -
  Capital gain (loss)                               -                -                        -

Federal tax credits                                16               60                        1
Federal historic rehabilitation credits             -                -                        -
California tax credits

Cash distributions to investors                     -                -                        -

Amount (in percentage terms)
 remaining invested in program
 properties at end of year
 (original total acquisition costs
 of properties retained divided by
 total original acquisition costs
 of all properties)                               100%            100%                      100%
--------------------------------

(a)      Partial year of operations.
(b)      Unaudited.  Audit not yet available.
(c)      Weighted average.


                                                                 A-20
                                                              UNAUDITED

                                    TABLE IV


TABLE IV presents the results of programs sponsored by the Sponsor that have completed operations during the five years ended December 31, 2000.

                                    TABLE IV

                          RESULTS OF COMPLETED PROGRAMS

                      (January 1, 1996 - December 31, 2000)

                                                                  VIRGIN ISLANDS

                                                               CLEARVIEW APTS(a)
                                                               -----------------

  Dollar Amount Raised                                            $  705,000
  Number of Properties Purchased                                           1
  Date of Closing of Offering                                           4/83

  Date of First Sale of Property                                    12/26/97
  Date of Final Sale of Property                                    12/26/97

  Receivable on Net Purchase Money Financing                      140,000(b)

                 TAX AND DISTRIBUTION DATA PER $1,000 INVESTMENT
                 -----------------------------------------------

     Federal Income Tax Results:
     Ordinary income (loss)
          from operations                                         $   (3,551)
          from recapture                                                   -
     Capital Gain                                                      2,963
     Deferred Gain
         Capital                                                         296
         Ordinary                                                          -

  Cash Distributions to Investors
      Source (on GAAP basis)
          Investment income                                                -
          Return of capital                                           323(c)
      Source (on cash basis)
         Sales                                                        323(c)
         Refinancing                                                       -
         Operations                                                        -
         Other                                                             -
--------------------------------

(a)  This was not a tax credit program
(b) The program took back a note from the buyer in the principal amount of $140,000, bearing no interest and payable in July 1999. The receivable is presented at face amount and not at discounted current value. The receivable was paid in full in October 1999.
(c) The first installment of $127 per $1,000 invested was made in July 1998. The second and final installment of approximately $196 per $1,000 invested was made in November 1999.






                                      A-22
                                   UNAUDITED

                                     TABLE V

TABLE V presents the sales or disposals of property by partnerships sponsored by the Sponsor during the three years ended December 31, 2000.

                                                            TABLE V

                                                  SALES OR DISPOSALS OF PROPERTIES

                                               (January 1, 1998 - December 31, 2000)
PROGRAM                                                   ITCF II                 PALM TREE                SEQUOIA
                                                          -------                 ---------                -------

Property                                                LAMBERT COMMUNITY       THREE RIVERS           VIAN PROPERTIES
                                                        -----------------       ------------           ---------------
Date property acquired                                    4/11/97                  12/19/84                9/6/85
Date of sale                                              6/15/98(a)                9/25/98(a)             6/24/99(a)


Selling Price, Net of Closing Costs and
   GAAP Adjustments:

  Cash received (disbursed) net of closing costs       $ 1,400,142                $  450,000              $  102,000
  Mortgage  balance and accrued interest at time
     of sale                                             2,293,021                   888,749               1,002,778
  Purchase money mortgage taken back by program          1,167,578                         -                       -
  Adjustments resulting from application of GAAP                 -                         -                       -
                                                      --------------            --------------          --------------
   Total                                              $  4,860,741(b)            $ 1,338,749(b)          $ 1,104,778(b)
                                                      ==============            ==============          ==============

Cost of Properties Including Closing and Soft
     Costs

  Original mortgage financing                          $ 2,293,021                $  900,730              $  997,500
  Total acquisition cost, capital
  improvement, closing and soft costs(c)                 2,891,970                    26,401                 253,788
                                                      --------------            --------------          --------------
  Total                                                $ 5,184,991                $  927,131             $ 1,251,288
                                                      ==============            ==============          ==============

Excess (Deficiency) of Property
 Operating Cash Receipts Over Cash
 Expenditures(d)                                       $   (54,000)               $   15,432              $  28,620
                                                      ==============            ==============          ==============

--------------------------------

(a)      Sales were to related parties.
(b)      All taxable  income was  reported  as Section  1231  income.  Lambert  and Three Rivers were reported as installment sales.
(c)      Amounts shown do not include pro rata share of original offering costs.
(d)      Costs incurred in the  administration of the partnership and not related to the operation of the property are not included.






                                                                   A-24
                                                                 UNAUDITED

                    APPENDIX A TO PROSPECTUS AND SUPPLEMENTS


                        Description of Graphic Materials

1. In the caption of the supplement there is a diamond-like figure with a line drawn through it.